Exhibit 10.1

                                CREDIT AGREEMENT





                                 by and between




                               CUBIC ENERGY, INC.


                                       and


                        WELLS FARGO ENERGY CAPITAL, INC.















                            Dated as of March 5, 2007

                                TABLE OF CONTENTS


                                                                            Page
ARTICLE 1         DEFINITIONS AND ACCOUNTING TERMS.............................1
         1.1      Defined Terms................................................1
         1.2      Accounting Terms............................................16
         1.3      Number and Gender of Words..................................16

ARTICLE 2         TERMS OF FACILITY...........................................16
         2.1      Revolving Facility..........................................17
         2.2      Term Loan...................................................17
         2.3      Advances and Payments Under the Notes.......................17
         2.4      Use of Proceeds.............................................18
         2.5      Repayment Provisions........................................18
         2.6      Borrowing Base Determinations...............................20
         2.7      Interest Rates..............................................21
         2.8      General Provisions Relating to Interest.....................21
         2.9      Facility Fees...............................................22
         2.10     Increase in Borrowing Base Fee..............................22
         2.11     Loans to Satisfy Obligations................................22
         2.12     Prepayment of Term Note.....................................22
         2.13     Mandatory Prepayment or Actions in Lieu Thereof.............23
         2.14     Net Profits Interests.......................................23
         2.15     Conversion of Term Note.....................................25
         2.16     Warrant.....................................................25
         2.17     Increased Costs.............................................26
         2.18     Taxes.......................................................26

ARTICLE 3         CONDITIONS PRECEDENT........................................27
         3.1      Conditions to Execution by Lender and All Advances..........27
         3.2      Further Conditions to Each Advance Pursuant to
                  Section 2.1.................................................30

ARTICLE 4         REPRESENTATIONS AND WARRANTIES..............................31
         4.1      Existence and Good Standing.................................31
         4.2      Due Authorization...........................................31
         4.3      Valid and Binding Obligations...............................32
         4.4      Scope and Accuracy of Financial Statements..................32
         4.5      Liabilities and Litigation..................................32
         4.6      Title to Assets.............................................32
         4.7      Existing Subject Properties.................................32
         4.8      Authorizations and Consents.................................32
         4.9      Compliance with Laws........................................32
         4.10     Proper Filing of Tax Returns and Payment of Taxes Due.......33
         4.11     ERISA Compliance............................................33
         4.12     Investment Company Act Compliance...........................34
         4.13     Lien Priority...............................................34
         4.14     Use of Proceeds.............................................34
         4.15     Full Disclosure.............................................34
         4.16     Places of Business..........................................34
         4.17     Identification Numbers......................................34
         4.18     Subsidiaries................................................34

ARTICLE 5         AFFIRMATIVE COVENANTS.......................................35
         5.1      Maintenance and Access to Records...........................35
         5.2      Quarterly Financial Statements..............................35
         5.3      Annual Financial Statements.................................35
         5.4      Compliance Certificates.....................................35
         5.5      Reserve Reports.............................................35
         5.6      EDGAR Filings...............................................36
         5.7      Sales and Production Reports................................36
         5.8      Subject Areas Information...................................36
         5.9      Liens on Newly Acquired Property............................36
         5.10     Title Opinions..............................................37
         5.11     Statement of Material Adverse Effect........................37
         5.12     Title Defects...............................................37
         5.13     Additional Information......................................37
         5.14     Compliance with Laws and Payment of Taxes...................37
         5.15     Maintenance of Existence and Good Standing..................37
         5.16     Further Assurances..........................................37
         5.17     Maintenance of Tangible Property............................38
         5.18     Maintenance of Insurance....................................38
         5.19     Right of Inspection.........................................38
         5.20     Notice......................................................38
         5.21     Collateral Protection.......................................38
         5.22     ERISA Information and Compliance............................39
         5.23     Drilling, Completing and Workover Obligations...............39
         5.24     Reservation of Shares; Valid Issuance.......................40

ARTICLE 6         NEGATIVE COVENANTS..........................................40
         6.1      Other Debt of Borrower......................................40
         6.2      Derivative Contracts........................................40
         6.3      Guaranty of Payment or Performance..........................41
         6.4      Loans, Advances or Investments..............................41
         6.5      Mortgages or Pledges of Assets..............................41
         6.6      Cancellation of Insurance...................................41
         6.7      Sales of Property...........................................41
         6.8      Dividends and Distributions.................................42
         6.9      Changes in Company Structure................................42
         6.10     Payment of Accounts Payable.................................42
         6.11     Transactions with Affiliates................................42
         6.12     Nature of Business..........................................42
         6.13     Negative Pledge Agreements..................................42
         6.14     Gas Imbalances, Take or Pay or Other Prepayments............42
         6.15     No Subsidiaries.............................................42
         6.16     ERISA Compliance............................................42

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


ARTICLE 7         EVENTS OF DEFAULT...........................................43
         7.1      Events of Default...........................................43
         7.2      Rights Upon Occurrence of Unmatured Event of Default........46
         7.3      Rights Upon Occurrence of an Event of Default...............46

ARTICLE 8         MISCELLANEOUS...............................................47
         8.1      Notices.....................................................47
         8.2      Amendments and Waivers......................................48
         8.3      Expenses, Indemnity, Damage Waiver..........................48
         8.4      Survival of Agreements......................................50
         8.5      Successors and Assigns......................................50
         8.6      Invalidity..................................................50
         8.7      Renewal, Extension or Rearrangement.........................50
         8.8      Waivers.....................................................51
         8.9      Cumulative Rights...........................................51
         8.10     Exhibits; Conflicts.........................................51
         8.11     Titles of Articles, Sections and Subsections................51
         8.12     Jurisdiction................................................51
         8.13     Counterparts................................................51
         8.14     Effectiveness...............................................52
         8.15     Documents...................................................52
         8.16     Rights of Third Person......................................52
         8.17     Announcements...............................................52
         8.18     Survival of Certain Covenants...............................52
         8.19     JURY TRIAL WAIVED...........................................52
         8.20     GOVERNING LAW...............................................52
         8.21     Arbitration.................................................53
         8.22     USA Patriot Act Notice......................................54
         8.23     Entire Agreement............................................55

         EXHIBITS

         EXHIBIT I         Form of Revolving Note
         EXHIBIT II        Form of Term Note
         EXHIBIT III       Form of Compliance Certificate
         EXHIBIT IV        Form of Revolving Facility Borrowing Request
         EXHIBIT V         Southern Area
         EXHIBIT VI        Existing Southern Properties
         EXHIBITVII        Northern Area
         EXHIBIT VIII      Existing Northern Properties
         EXHIBIT IX        Initial Borrowing Base Properties
         EXHIBIT X         Form of Assignment of Net Profits Interests
         EXHIBIT XI        Form of Conversion Notice
         EXHIBIT XII       Antidilution Provisions
         EXHIBIT XIII      Registration Rights Agreement
         EXHIBIT XIV       Form of Warrant
         EXHIBIT XV        Form of Supplemental Warrant


         SCHEDULES

         SCHEDULE 4.5      Litigation
         SCHEDULE 7.1      Current Management and Current Directors

                                CREDIT AGREEMENT
                                ----------------


     This CREDIT AGREEMENT, dated as of March 5, 2007, is by and between CUBIC ENERGY, INC., a Texas corporation (the "Borrower"), and WELLS FARGO ENERGY CAPITAL, INC., a Texas corporation (the "Lender").

                          W I T N E S S E T H  T H A T:
                          ----------------------------

     The Borrower has requested the Lender to extend credit to the Borrower (a) in the form of a revolving credit facility not to exceed $20,000,000.00 outstanding at any time (subject to the limitations as herein set forth) and (b) in the form of a convertible term loan in the amount of $5,000,000.00, with proceeds from such facilities to be used by the Borrower to repay certain debt and to develop certain oil and gas properties.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and of the loans and commitment hereinafter referred to, the Borrower and the Lender agree as follows:

                                    ARTICLE 1
                        DEFINITIONS AND ACCOUNTING TERMS

     1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:


          "Acceptable Counter-party" means (i) the Lender, (ii) any Affiliate of the Lender, or (iii) any other counter-party who has, or arranges for a guarantor of the obligation of the counter-party who has, at the time the contract is made, long-term obligations rated BBB or Baa2 or better, respectively, by Standard & Poor's Rating Group, a division of McGraw Hill, Inc., or Moody's Investors Service, Inc. (or a successor credit rating agency).

          "Advance" means a Revolving Advance or the Term Loan and "Advances" means more than one Advance.

          "Affiliate" means any Person controlling, controlled by, or under common control with, any other Person. For purposes of this definition, "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

          "Agreement" means this Credit Agreement and all exhibits and schedules hereto, as the same may be amended from time to time according to the terms hereof.

          "Antidilution Provisions" means those provisions relating to the adjustment of the Conversion Price provided in the Antidilution Provisions attached as Exhibit XII.

          "Bankruptcy Code" means the Federal  Bankruptcy Reform Act of 1978 (11
     U.S.C.  ss.  101,  et  seq.),  as  amended,  and  regulations   promulgated
     thereunder.

          "Base Rate" means, for any day, the fluctuating rate of interest in effect for such day which rate per annum shall be equal to the higher of
     (a) the rate of interest as publicly announced from time to time by Wells Fargo Bank at its principal office in San Francisco, California as its "prime rate" (the "prime rate" is a rate set by Wells Fargo Bank based upon various factors including costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate), or (b) one-half of one percent (0.50%) per annum above the Federal Funds Rate in effect from time to time. Any change in the "prime rate" announced by Wells Fargo Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Borrower" has the meaning indicated in the opening paragraph hereof.

          "Borrowing Base" means the maximum value, for loan purposes, of the Borrowing Base Properties, as determined, at the sole good faith discretion of the Lender in accordance with its customary lending practices, from time to time in accordance with Section 2.6 of this Agreement; provided, however, at any time that any Oil and Gas Property that is a Borrowing Base Property ceases, for any reason, to be a Borrowing Base Property, the Lender, at its sole good faith discretion in accordance with its customary lending practices, may redetermine the Borrowing Base by excluding the value, for loan purposes, of such Oil and Gas Property, which determination shall be made by the Lender at its sole good faith discretion in accordance with its customary lending practices, and which redetermined Borrowing Base shall become effective upon notice to the Borrower by the Lender.

          "Borrowing Base Period" means the period commencing on the day that the conditions to Advances under Section 3.1 are satisfied and ending on August 31, 2007, and thereafter each six (6) month period commencing September 1 and March 1 of each year.

          "Borrowing Base Properties" means at any time, any and all Subject Properties that cover or relate to Proved Reserves and that have been given value by the Lender in the then most recent determination of the Borrowing Base, and which shall be on the Closing Date the Subject Properties set forth on Exhibit IX attached hereto.

          "Business Day" means a day other than a Saturday, Sunday or legal holiday for commercial banks in the State of Texas.

          "Casing Point" means the point in time at which a Well has reached its proposed total depth and has been logged and tested and a decision must be made to plug or abandon the Well, proceed to attempt to set pipe and complete the Well or plug back and kick-out to complete the Well at a different bottom hole location.

          "Change in Law" means (a) the adoption of any Law after the date of this Agreement, (b) any change in any Law or in the interpretation or application thereof by any Tribunal after the date of this Agreement or (c) compliance by the Lender, by any lending office of the Lender or by the Lender's holding company with any request, guideline or directive (whether or not having the force of law) of any Tribunal made or issued after the date of this Agreement.

          "Change of Control" means (a) a purchase or acquisition, directly or indirectly, by any "person" or "group" within the meaning of Section 13(d)(3) and 14(d)(2) of the Exchange Act (a "Group"), of "beneficial ownership" (as such term is defined in Rule 13d-3 under the Exchange Act) of securities of the Borrower which, together with any securities owned beneficially by any "affiliates" or "associates" of such Group (as such terms are defined in Rule 12b-2 under the Exchange Act), shall represent more than fifty percent (50%) of the combined voting power of the Borrower's securities which are entitled to vote generally in the election of directors and which are outstanding on the date immediately prior to the date of such purchase or acquisition; or (b) a sale of all or substantially all of the assets of the Borrower to any Person or Group; or (c) the liquidation or dissolution of the Borrower.

          "Closing Date" means the date when all the conditions precedent set forth in Section 3.1 of this Agreement have been fulfilled or waived by the Lender.

          "Code" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

          "Collateral" means the Property now or at any time hereafter securing the Obligations.

          "Common Stock" means the Borrower's common stock, par value $0.05 per share.

          "Completion Costs" means amounts owed to third Persons that are not an Affiliate of the Borrower incurred by the Borrower (or incurred by Fossil Operating and passed on to the Borrower) after Casing Point in the completion of a Well and the equipping for production of such Well.

          "Compliance Certificates" means the certificates of a Responsible Officer submitted to the Lender from time to time pursuant to this Agreement, which certificates shall be substantially in the form attached hereto as Exhibit III.

          "Contested in Good Faith" means contested in good faith by appropriate and lawful proceedings diligently conducted, reasonably satisfactory to the Lender, (a) in which foreclosure, distraint, sale, forfeiture, levy, execution or other similar proceedings have not been initiated or have been stayed and continue to be stayed, (b) in which a good faith contest will not materially detract from the value of the Collateral, jeopardize the Rights of the Lender with respect to the Collateral, interfere in any material respect with the operation by the Borrower of its business, or otherwise have a Material Adverse Effect, and (c) for which matter a reserve or other appropriate provision has been established in accordance with the requirements of GAAP.

          "Conversion Date" means the date the conversion of the Term Loan into Common Stock is effective.

          "Conversion Notice" shall have the meaning provided in Subsection 2.15(a).

          "Conversion Price" means the price for conversion of the principal amount of the Term Loan into shares of the Borrower's Common Stock. On the Closing Date, the Conversion Price shall be One Dollar ($1.00), but shall be subject to subsequent adjustment as provided in the Antidilution Provisions.

          "Current Management" means the Persons(s) and their respective office held in the Borrower as set forth on Schedule 7.1 attached hereto.

          "Debt" of any Person means, to the extent of such Person's  liability,
     (a) all items of indebtedness for borrowed money, obligations, and liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, joint or several, contingent or otherwise), which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities, but in any event including liabilities secured by any Lien existing on Property of such Person or a Subsidiary of such Person, (b) the deferred purchase price of Property or services and direct and contingent obligations incurred in connection with letters of credit and similar agreements and obligations as a lessee under leases which have been, or which in accordance with GAAP should be, capitalized for financial reporting purposes, (c) all obligations under operating leases which require such Person or its Affiliate to make payments over the term of such lease, including payments at termination, based on the purchase price or appraisal value of the Property subject to such lease plus a marginal interest rate, and used primarily as a financing vehicle for, or to monetize, such Property, but excluding any delay rental payments made in the ordinary course of business; (d) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations of such Person with respect to obligations of other Persons of the types described in clauses (a), (b) and/or (c) preceding, (e) liabilities of unfunded vested benefits under any Plan, (f) all net obligations with respect to Derivative Contracts, (g) all obligations to supply funds to, invest in or maintain working capital or equity capital of any other Person, or otherwise to maintain the net worth or solvency or any balance sheet condition of any other Person, (h) any Debt of a partnership for which such Person is liable either by agreement or by operation of Laws but only to the extent of such liability, (i) Disqualified Capital Stock and (j) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment.

          "Debtor Relief Laws" means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws or general equitable principles from time to time in effect affecting the Rights of creditors generally.

          "Default Rate" means a varying rate of interest per annum equal to the Base Rate, from time to time in effect, plus five percent (5.0 %), but in no event to exceed the Highest Lawful Rate.

          "Derivative Contracts" means all future contracts, forward contracts, swap, cap or collar contracts, option contracts, hedging contracts or other derivative contracts or similar agreements covering oil and gas commodities or prices or financial, monetary or interest rate instruments.

          "Disqualified Capital Stock" means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the earlier of (a) the Maturity Date and (b) the date on which there are no Loans or other obligations hereunder outstanding.

          "dollars" or "$" refers to lawful money of the United States of America.

          "Dry Hole Costs" means amounts owed to third Persons that are not an Affiliate of the Borrower incurred by the Borrower (or incurred by Fossil Operating and passed on to the Borrower) in the drilling of a Well to Casing Point.

          "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
     Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

          "ERISA  Event" means (as) a  Reportable  Event with respect to a Plan;
     (b) a withdrawal by the Borrower or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate (other than pursuant to Section 4041(b) of ERISA), the treatment of a Plan amendment as a termination under Section 4041(c) or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

          "Event of Default" means any of the events specified in Section 7.1, provided that the requirements, if any, for the giving of notice, the lapse of time, or both, or any other condition specified in Section 7.1 have been satisfied.

          "Exchange Act" means the Securities and Exchange Act of 1934, as amended, and regulations promulgated thereunder.

          "Excluded Taxes" means, with respect to the Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder or under any other Loan Document, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America or such other jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of the Lender, in which its applicable lending office is located,
     (b) windfall profits or other excess profits that are imposed on the Lender, and (c) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located.

          "Existing Debt" means the Debt governed by that certain Credit Agreement between the Borrower, as borrower, and Petro Capital V, L.P., as lender, dated as of February 6, 2006, as amended, restated, supplemented or modified from time to time.

          "Facility Rate" means on any day a varying rate of interest per annum equal to the Base Rate, from time to time in effect, plus two percent (2.0 %), but in no event to exceed the Highest Lawful Rate.

          "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York on the preceding Business Day opposite the caption "Federal funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the average as determined by the Lender of the rates for the last transaction in overnight federal funds arranged prior to 9:00 a.m. (New York, New York time) on that day by each of three leading brokers of federal funds transactions in New York, New York selected by the Lender.

          "Financial Statements" means statements of financial condition, as at the point in time and for the period indicated, and consisting of at least a balance sheet and related statements of operations, owners' equity and cash flow.

          "Fossil Operating" means Fossil Operating, Inc., a Texas corporation.

          "Hazardous Substances" means any flammables, explosives, radioactive materials, hazardous wastes, asbestos or any material containing asbestos, polychlorinated biphenyls (PCB's), toxic substances or related materials, petroleum and petroleum products and associated oil or natural gas exploration, production and development wastes or any substances defined as "hazardous substances," "hazardous materials," "hazardous wastes" or "toxic substance" under the Oil Pollution Act, as amended; Comprehensive Environmental Response, Compensation and Liability Act, as amended; the Superfund Amendments and Reauthorization Act, as amended; the Hazardous
     Materials Transportation Act, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; or any other law, statute, ordinance, rule, regulation or order now or hereafter enacted or promulgated by any governmental authority with jurisdiction and relating to the protection of the environment.

          "Highest Lawful Rate" means the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest (if any) that, at the time in question, would not cause the interest charged on the Obligations owed to the Lender to exceed the maximum amount that the Lender would be allowed to contract for, charge, take, reserve or receive under applicable Law after taking into account, to the extent required by applicable Law, all relevant payments and charges under the Loan Documents.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.

          "Investment" means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale) or any capital contribution to any other Person; (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person; or (c) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

          "Johnson 19 Well" means that certain oil and gas well commonly known as the S.E. Johnson 19 #1 Well and located on the Southern Properties.

          "Johnson 20 Well" means that certain oil and gas well commonly known as the S.E. Johnson 20 #1 Well and located on the Southern Properties.

          "Johnson 29 Well" means that certain oil and gas well commonly known as the S.E. Johnson 29 #1 Well and located on the Southern Properties.

          "Kraemer 24 Well" means that certain oil and gas well commonly known as the Kraemer 24 #1 Well and located on the Southern Properties.

          "Laws" means all applicable statutes, laws, ordinances, rules, rulings, interpretations, regulations, judgments, requirements, governmental authorizations (including licenses, permits, franchises and other governmental consents necessary for the ownership or operation of Property), orders, writs, injunctions or decrees (or interpretations of any of the foregoing) of any political subdivision, state, commonwealth, nation, country, territory, possession, county, parish, municipality or Tribunal.

          "Lender" has the meaning indicated in the opening paragraph hereof.

          "Lien" means any lien, charge, claim, restriction, mortgage, mechanic's lien, materialmen's lien, pledge, hypothecation, inchoate lien, assignment, deposit arrangement, conditional sale or other title retention agreement, financing lease, security interest, security agreement or other encumbrance, whether arising by contract or under Law, and includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, leases and other title exceptions and the filing of any financing statement under the Uniform Commercial Code of the State of Texas or comparable Law of any jurisdiction perfecting any such Lien.

          "Liquid Investments" means Investments in (a) debt securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, with maturities of no more than one year, (b) commercial paper of a domestic issuer rated at the date of acquisition at least P-2 by Moody's Investor Service, Inc. or A-2 by Standard and Poor's Corporation and with maturities of no more than one year from the date of acquisition, (c) repurchase agreements covering debt securities or commercial paper of the type described in this definition, certificates of deposit, demand deposits, eurodollar time deposits, overnight bank deposits and bankers' acceptance, with maturities of no more than one year from the date of acquisition, issued by or acquired from or through The American National Bank of Texas, any Affiliate of the Lender, or any bank or trust company organized under the laws of the United States or any state thereof and having capital surplus and undivided profits aggregating at least $500,000,000, and (d) Investments in money-market funds sponsored or administered by Persons acceptable to the Administrative Agent and which funds invest in short-term Investments similar in nature and degree of risk to those described in clause (b) above.

          "Litigation"   means   any   proceeding,    claim,   lawsuit,   and/or
     investigation conducted, or threatened and known to the Person in question, by or before any Tribunal.

          "Loan Documents" means this Agreement, the Notes, the Security Documents, the assignments of Net Profits Interests, all agreements, documents and instruments governing or related to Derivative Contracts entered into between the Borrower and the Lender or any Affiliate of the Lender, the Warrant, the Supplemental Warrants, the Registration Rights Agreement, and all other notes, mortgages, deeds of trust, restatements, ratifications and amendments of mortgages, deeds of trust, financing statements, guaranties, security agreements, pledge agreements, documents, instruments and other agreements now or hereafter delivered pursuant to the terms of, or in connection with, this Agreement, the Obligations and/or the Collateral, and all renewals, extensions and restatements of, and amendments and supplements to any or all of the foregoing.

          "Loans" means the loans and extensions of credit by the Lender to or for the account of the Borrower pursuant to this Agreement.

          "Marketable Title" means title free and clear from reasonable doubt as to matters of law and fact such that a prudent operator of Oil and Gas Properties, advised of the facts and their legal significance, would willingly accept, and specifically includes rights to acquire title to Oil and Gas Properties from record title owners under farm-in or similar agreements that are customary in the industry and which are acceptable to prudent operators of Oil and Gas Properties.

          "Material Adverse Effect" means any material and adverse effect on (a) the business, assets, liabilities, financial condition, business, operations or affairs of the Borrower taken as a whole, (b) the ability of the Borrower to meet its Obligations under any of the Loan Documents on a timely basis as provided herein or therein or (c) the legality, validity, binding effect or enforceability against the Borrower of any Loan Document to which it is a party.

          "Mortgaged Properties" means Oil and Gas Properties of the Borrower subject to the Liens of the Security Documents from time to time to secure the Debt evidenced by the Notes.

          "Moseley 25 Well" means that certain oil and gas well commonly known as the Moseley 25 #1 Well and located on the Southern Properties.

          "Moseley 26 Well" means that certain oil and gas well commonly known as the Moseley 26 #1 Well and located on the Southern Properties.

          "Multiemployer Plan" means a "multiemployer plan," within the meaning of Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three (3) calendar years, has made, or been obligated make, contributions.

          "Net Profits Interests" means any of the net profits interests in certain Oil and Gas Properties of the Borrower to be conveyed to the Lender by the Borrower pursuant to Section 2.14.

          "Northern Area" means all of the lands within the area outlined on the map attached hereto as Exhibit VII.

          "Northern Properties" means any Oil and Gas Properties of the Borrower in the Northern Area, including, without limitation, the Oil and Gas Properties described on Exhibit VIII attached hereto. Any Oil and Gas Property hereafter acquired by the Borrower in the Northern Area shall be a Northern Property at the time of such acquisition.

          "Notes" means the Revolving Note and the Term Note, and "Note" means any one of the Notes.

          "Obligations" means all present and future loans, advances, indebtedness, obligations, covenants, duties and liabilities, and all renewals for any period, increases and extensions thereof, or any part thereof, now or hereafter owing to the Lender and any Affiliate of the Lender by the Borrower arising from or pursuant to any of the Loan Documents, together with all interest accruing thereon, and costs, expenses, and attorneys' fees incurred in the enforcement or collection thereof, whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several.

          "Oil and Gas Properties" means fee, leasehold or other interests in or under mineral estates, or oil, gas and other liquid or gaseous hydrocarbon leases with respect to properties situated in the United States, including, without limitation, overriding royalty and royalty interests, leasehold estate interests, net profits interests, production payment interests and mineral fee interests, together with contracts executed in connection therewith and all tenements, hereditaments, appurtenances and properties, real or personal, appertaining, belonging, affixed or incidental thereto.

          "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or Property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement and any other Loan Document.

          "PBGC"  means  the  Pension  Benefit  Guaranty  Corporation,   or  any
     governmental entity succeeding to any of its principal functions under ERISA.

          "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, other than a Multiemployer Plan, which the Borrower sponsors, maintains, or to which the Borrower makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

          "Permitted Liens" means: (a) Liens for Taxes, not yet due or which are being Contested in Good Faith; (b) Liens in connection with workers' compensation, unemployment insurance or other social security (other than Liens created by Section 4068 of ERISA), old age pension or public liability obligations which are not yet due or which are being Contested in Good Faith; (c) vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other similar Liens arising by operation of Law in the ordinary course of business or incident to the construction or improvement of any Property in respect of obligations which are not yet due or which are being Contested in Good Faith; (d) Liens to operators and non-operators under joint operating agreements arising in the ordinary course of business to secure amounts owing, which amounts are not yet due or are being Contested in Good Faith;
     (e) Liens under production sales agreements, division orders, operating agreements and other agreements customary in the oil and gas business for processing, producing and selling hydrocarbons; (f) Liens created in favor of the Lender securing Obligations hereunder and other Liens expressly permitted under the Security Documents; (g) easements, rights-of-way, restrictions and other similar encumbrances, and minor defects in the chain of title which are customarily accepted in the oil and gas financing industry or which are reasonably expected to be cured in the ordinary course of business, none of which interfere in any material respect with the ordinary conduct of the business of the owner of the Property or materially detract from the value or use of the Property to which they apply; (h) Liens of record under terms and provisions of the leases, unit agreements, assignments and other transfer of title documents in the chain of title under which the owner of the relevant Property acquired such Property; and (i) Liens securing the purchase price or existing under conditional sale of title retention contracts for equipment purchased in the normal course of business of the Borrower, provided that such Lien shall not extend to or cover any other Property of the Borrower.

          "Person" means any individual, sole proprietorship, firm, corporation, trust, association, institution, partnership, joint venture, Tribunal or other entity.

          "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to ERISA, other than a Multiemployer Plan, and which the Borrower sponsors, maintains or to which the Borrower makes, is making or is obligated to make contributions and includes any Pension Plan.

          "Property" means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

          "Proved Developed Producing Reserves" means those reserves denominated as such and determined in accordance with the methods commonly accepted by the Society of Petroleum Engineers for evaluating oil and gas reserves.

          "Proved Reserves" means those reserves denominated as such and determined in accordance with the methods commonly accepted by the Society of Petroleum Engineers for evaluating oil and gas reserves.

          "Registration Rights Agreement" means that form of Registration Rights Agreement attached to this Agreement as Exhibit XIII.

          "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

          "Responsible Officer" means the president, chief executive officer, chief financial officer or any vice president of the Borrower.

          "Revolving Advance" means a direct advance of immediately available funds by the Lender to the Borrower or funds advanced to another Person for and on behalf of the Borrower pursuant to Section 2.1.

          "Revolving Commitment" means the obligation of the Lender as set forth herein from the Closing Date through the Termination Date to extend credit to the Borrower by means of Revolving Advances, with the sum of all such Revolving Advances made pursuant to Section 2.1 not to exceed at any time the Revolving Commitment Limit.

          "Revolving Commitment Limit" means at any time the lesser of (a) $20,000,000.00 or (b) the then existing Borrowing Base.

          "Revolving Facility Borrowing Request" means a written application by the Borrower for a Revolving Advance. Each such Revolving Facility
     Borrowing Request shall specify the requested amount of such Revolving Advance, the requested date of such Revolving Advance and the purposes for which proceeds for such Revolving Advance will be used.

          "Revolving Note" means that certain promissory note in the principal face amount of $20,000,000.00 dated of even date herewith made by the Borrower to the order of the Lender, in the form attached hereto as Exhibit I, together with all deferrals, renewals or extensions thereof, which promissory note shall evidence the Revolving Advances made to the Borrower by the Lender pursuant to Section 2.1.

          "Rights" means rights, remedies, powers and privileges.

          "Section" or "Subsection" means a section or subsection in this Agreement unless specified otherwise.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Security Documents" means the documents described in Subsection 3.1(a)(7) of this Agreement and all other documents now or hereafter existing which provide the Lender with Collateral, as the same may be amended or restated from time to time.

          "Southern Area" means all of the lands within the area outlined on the map attached hereto as Exhibit V.

          "Southern Properties" means any Oil and Gas Properties of the Borrower in the Southern Area, including, without limitation, the Oil and Gas
     Properties described on Exhibit VI attached hereto. Any Oil and Gas Property hereafter acquired by the Borrower in the Southern Area shall be a Southern Property at the time of such acquisition.

          "Stock Option Plan" means that certain Cubic Energy, Inc. 2005 Stock Option Plan.

          "Subject Areas" means the Northern Area and the Southern Area and "Area" means any one of the Subject Areas.

          "Subject Properties" means the Northern Properties and the Southern Properties.

          "Subsidiary" of any Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

          "Supplemental Warrant" means a Stock Purchase Warrant issued by the Borrower to the Lender pursuant to Section 2.12 in the form attached hereto as Exhibit XV.

          "Taxes" means all taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings, stamp taxes, interest equalization taxes, capital transaction taxes, foreign exchange taxes or charges, or other charges of any nature whatsoever from time to time or at any time imposed by any Law or Tribunal.

          "Term Loan" means the direct, single advance of immediately available funds made by the Lender to the Borrower pursuant to Section 2.2.

          "Term Note" means that certain convertible promissory note in the principal amount of $5,000,000.00 dated of even date herewith made by the Borrower to the order of the Lender, in the form attached hereto as Exhibit II, together with all deferrals, renewals or extensions thereof, which promissory note shall evidence the Term Loan made to the Borrower by the Lender pursuant to Section 2.2.

          "Termination Date" means March 1, 2010.

          "Tribunal" means any court, governmental department or authority, commission, board, bureau, agency, arbitrator or instrumentality of any state, political subdivision, commonwealth, nation, territory, county, parish or municipality, whether now or hereafter existing, having jurisdiction over the Lender, the Borrower or any of their respective Property.

          "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a) (16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable Plan year.

          "Unmatured Event of Default" means any event or occurrence which solely with the lapse of time or the giving of notice or both will ripen into an Event of Default.

          "Warrant" means the Stock Purchase Warrant issued by the Borrower to the Lender in the form attached hereto as Exhibit XIV.

          "Wells" means the Johnson 19 Well, the Johnson 20 Well, the Johnson 29 Well, the Kraemer 24 Well, the Moseley 25 Well, the Moseley 26 Well and each of the three wells described in Subsection 2.1(b), and "Well" means any one of them.

          "Wells Fargo Bank" means Wells Fargo Bank, National Association, a national banking association, and its successors.

          "Workover Costs" means amounts owed to third Persons that are not an Affiliate of the Borrower incurred by the Borrower (or incurred by Fossil Operating and passed on to the Borrower) for operations to restore or increase production on a previously completed well and amounts owed to Fossil Operating for overhead charged to the Borrower at a fixed rate basis pursuant to the applicable COPAS.

     1.2 Accounting Terms. All accounting and financial terms used in any of the Loan Documents and the compliance with each covenant contained in the Loan Documents that relates to financial matters shall be determined in accordance with GAAP, except to the extent that a deviation therefrom is expressly stated in such Loan Documents.

     1.3 Number and Gender of Words. Whenever the singular number is used in any Loan Document, the same shall include the plural where appropriate, and vice versa; words of any gender in any Loan Document shall include each other gender where appropriate; and the words "herein," "hereof," "hereunder" and other words of similar import refer to the relevant Loan Document as a whole and not to any particular part, section or subdivision thereof.


                                    ARTICLE 2
                                TERMS OF FACILITY

     2.1 Revolving Facility. Subject to the terms and conditions (including, without limitation, the right of the Lender to terminate the Revolving Commitment hereunder upon an Event of Default or Unmatured Event of Default) and relying on the representations and warranties contained in this Agreement and the other Loan Documents, from time to time until the Termination Date, the Lender agrees to make Revolving Advances to the Borrower following receipt by the Lender of a Revolving Facility Borrowing Request on or before 10:00 a.m. Central Standard or Daylight Savings Time, as the case may be, three (3) Business Days prior to the date of the requested Revolving Advance, in such amounts as the Borrower may request, provided, however, that each Revolving Advance shall be in an amount not less than $50,000.00 and no Revolving Advance shall be made which will cause the sum of all outstanding Revolving Advances to exceed the Revolving Commitment Limit.

     The Borrower may transmit Revolving Facility Borrowing Requests to the Lender by mail, personal delivery, telefacsimile, telex or other method; but the Lender shall not be obligated to make Revolving Advances on the requested date unless the Lender has received, on or before 10:00 a.m. Central Standard or Daylight Savings Time, as the case may be, three (3) Business Days prior to such date a Revolving Facility Borrowing Request.

     Subject to the conditions and limitations set forth in this Agreement, the Borrower may borrow, repay without penalty or premium, and reborrow hereunder, from the date of this Agreement until the Termination Date, either the entire Revolving Commitment Limit or any lesser sum; provided, however, the Borrower shall not request and the Lender shall not be obligated to make more than two
(2) Revolving Advances in any calendar month.

     The Revolving Advances made by the Lender to the Borrower pursuant to the Revolving Commitment shall be made at the office of the Lender at 1000 Louisiana, 9th Floor, Houston, Texas 77002 and shall be evidenced by the Revolving Note.

     2.2 Term Loan. Contemporaneously with the execution of this Agreement and the delivery of the Term Note, but subject to the provisions of this Agreement, the Lender shall make the Term Loan to the Borrower in the amount of $5,000,000.00.

     The Term Loan made by the Lender to the  Borrower  pursuant to this Section
2.2 shall be made at the office of the Lender at 1000 Louisiana, 9th Floor, Houston, Texas 77002 and shall be evidenced by the Term Note.

     2.3 Advances and Payments Under the Notes. The Lender shall maintain an account on its books in the name of the Borrower reflecting the amount of all Advances and other Loans made by the Lender and each payment made by the Borrower with respect to each Note. The aggregate unpaid amount of such Advances and Loans reflected by the notations by the Lender on its records shall be deemed rebuttably presumptive evidence of the principal amounts owing on the respective Note. The liability for payment of principal and interest evidenced by the respective Note shall be limited to principal amounts actually advanced and outstanding pursuant to this Agreement and the other Loan Documents and interest accrued on such amounts calculated in accordance with this Agreement.

     2.4 Use of Proceeds.

     a) Contemporaneously with the making of the Term Loan, the Borrower shall use all proceeds from the Term Loan together with cash on hand to repay in full the Existing Debt.

     (b) Proceeds from Revolving Advances shall be used to pay or reimburse the Borrower for:

          (i) Completion Costs associated with the completion of the Johnson 19 Well in the Cotton Valley and Hosston formations;

          (ii) Completion Costs associated with the completion of the Johnson 20 Well in the Cotton Valley and Hosston formations;

          (iii) Completion Costs associated with the completion of the Johnson 29 Well in the Cotton Valley and Hosston formations;

          (iv) Workover Costs associated with the workover of the Kraemer 24 Well to increase hydrocarbon production from the Cotton Valley formation and Completion Costs associated with the completion of the Kraemer 24 Well in the Hosston formation;

          (v) Workover Costs associated with the workover of the Moseley 25 Well to increase hydrocarbon production from the Cotton Valley formation and Completion Costs associated with the completion of the Moseley 25 Well in the Hosston formation;

          (vi) Workover Costs associated with the workover of the Moseley 26 Well to increase hydrocarbon production from the Cotton Valley formation and Completion Costs associated with the completion of the Moseley 26 Well in the Hosston formation; and

          (vii)Dry Hole Costs and Completion Costs relating to three wells to be drilled after the date of this Agreement, at locations on the Southern Properties selected by the Borrower and reasonably acceptable to the Lender and deep enough to test the Cotton Valley formation or the Haynesville formation as selected by the Borrower and reasonably acceptable to the Lender.

     2.5 Repayment Provisions.

     (a) All outstanding principal Debt evidenced by the Revolving Note shall be repayable by the Borrower on the Termination Date.

     (b) All interest as it accrues from the date of this Agreement on principal amounts evidenced by the Revolving Note and calculated as provided herein and in the Revolving Note shall be due and payable by the Borrower (i) on the first day of each calendar month commencing April 1, 2007, and continuing thereafter on the first day of each succeeding calendar month while any amount remains owing on the Revolving Note and (ii) on the date the principal Debt evidenced by the Revolving Note is paid in full, the interest payment in each instance to be that which has been earned and remains unpaid.

     (c) All outstanding principal Debt evidenced by the Term Note and accrued interest thereon at the applicable rate herein provided shall be repayable by the Borrower on the Termination Date.

     (d) All interest as it accrues from the date of this Agreement on principal amounts evidenced by the Term Note and calculated as provided herein and in the Term Note shall be due and payable by the Borrower (i) on the first day of each calendar month commencing April 1, 2007, and continuing thereafter on the first day of each succeeding calendar month while any amount remains owing on the Term Note and
          (ii) on the date the principal Debt evidenced by the Term Note is paid in full or converted to Equity Interests in the Borrower as set forth in Section 2.15, the interest payment in each instance to be that which has been earned and remains unpaid.

     (e) Certain of the Security Documents contain an assignment unto and in favor of the Lender of all oil, gas and other minerals produced and to be produced from or attributable to the Mortgaged Properties together with all of the revenues and proceeds attributable to such production, and such Security Documents further provide that all such revenues and proceeds which may be so collected by the Lender pursuant to such assignment shall be applied to the payment of the Notes and the satisfaction of all other Debt to be secured by such Security Documents. The Lender and the Borrower expressly acknowledge and agree that so long as no Event of Default shall have occurred and be continuing, the Lender shall not enforce such assignment. After the occurrence of an Event of Default hereunder, the Lender may enforce such assignment and apply such revenues and proceeds of the Borrower to the payment of the Notes and the satisfaction of all other Debt to be secured by such Security Documents, such application to be made in such manner as the Lender may elect, regardless of whether the application so made shall exceed the payment of principal and interest then due as provided above. In connection with the rights of the Lender to all proceeds of production, upon the occurrence and continuation of an Event of Default, the Borrower hereby grants the Lender a power of attorney, which power is coupled with an interest and is irrevocable, to complete in all respects and deliver to the addressee the letter transfer orders executed in connection with the Security Documents.

     (f) All payments required pursuant to this Agreement on the Debt evidenced by the respective Notes shall be made in immediately available funds; shall be deemed received by the Lender on the next Business Day following receipt if such receipt is after 2:00 p.m. on any Business Day; and shall be made at the offices of the Lender at 1000 Louisiana, 9th Floor, Houston, Texas 77002, provided, however, the Lender may, upon notice to the Borrower, designate a different place of payment. Whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest.

     2.6 Borrowing Base Determinations.

     (a)  The initial Borrowing Base is hereby established at $4,000,000.00.

     (b) The Borrowing Base shall be redetermined by the Lender for each Borrowing Base Period commencing September 1, 2007, and effective as of the date set forth in a notice of redetermination delivered to the Borrower.

     (c) The determination of the Borrowing Base shall be made, at the sole discretion of the Lender, by reviewing the estimates of the projected rate of production and projected revenues from the Borrowing Base Properties and such other credit factors (including, without limitation, the assets, liabilities, cash flow, current Derivative Contracts, business, properties, prospects, management and ownership of the Borrower) as the Lender in its sole discretion deems significant. The Lender may make adjustments, in good faith and at its sole discretion and in accordance with its customary practices, to such estimates of the projected rate of production and projected revenues.

     (d) In addition to scheduled Borrowing Base redeterminations pursuant to Subsection 2.6(b), the Lender or the Borrower may cause a redetermination of the Borrowing Base at any one time during each Borrowing Base Period. In the event the Borrower requests such a Borrowing Base redetermination, the Borrower shall deliver written notice of such request to the Lender with (i) a report, in form and substance satisfactory to the Lender, prepared by Scotia Group, Inc. or another independent petroleum engineer or firm of engineers reasonably acceptable to the Lender, which report shall set forth, as of a date not more than sixty (60) calendar days prior to the date of such request, projections of future net income from hydrocarbons classified as "Proved Reserves" attributable to all of the Borrowing Base Properties, (ii) such other information concerning such Oil and Gas Properties as the Lender may reasonably request, including, without limitation, engineering, geological and performance data, and
          (iii) the amount of the Borrowing Base requested by the Borrower to become effective. Likewise, in the event the Lender exercises its option for a Borrowing Base redetermination pursuant to this Subsection 2.6(d), upon written request and notification by the Lender to the Borrower, the Borrower shall furnish the information described above within thirty (30) days of such request. The Lender shall redetermine the Borrowing Base in accordance with the procedures set forth in Subsection 2.6(c) which redetermined Borrowing Base shall then be the effective Borrowing Base until further redetermination.

     (e) The Borrower agrees to pay to the Lender an engineering fee of $2,500.00 upon the execution and delivery of this Agreement and upon each redetermination of the Borrowing Base as set forth in Subsections
          2.6 (b) and (d).

     2.7 Interest Rates. Principal amounts of Advances outstanding under the Notes shall bear interest at the Facility Rate (but in no event greater than the Highest Lawful Rate), calculated on the basis of a year consisting of sixty-five
(365) or three hundred sixty-six (366) days, as the case may be. Should default occur in the payment of the Notes and collection proceedings be instituted, all past due interest and principal under the Notes shall bear interest at the lesser of the Highest Lawful Rate, calculated on the basis of a year consisting of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be, or the Default Rate, calculated on the basis of a year consisting of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be, and if no Highest Lawful Rate exists, all past due interest and principal under the Notes shall bear interest at the Default Rate, calculated on the basis of a year consisting of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be.

     2.8 General Provisions Relating to Interest. It is the intention of the parties hereto to comply strictly with the applicable usury Laws as in effect from time to time; and in this connection, there shall never be taken, reserved, contracted for, collected, charged or received on any Loan or any other Obligation interest in excess of that which would accrue at the Highest Lawful Rate. To the extent that the interest rate Laws of the State of Texas are applicable to the Loans, for purposes of Chapter 303 of the Texas Finance Code, as amended, the Borrower agrees that the Highest Lawful Rate shall be the "weekly rate ceiling" as defined in such chapter, provided that the Lender may also rely, to the extent permitted by applicable Laws, on alternative maximum rates of interest under such other applicable Laws, if greater.

     If under any circumstances the aggregate amount paid on the Obligations includes amounts that are by Law deemed to be interest which exceed the Highest Lawful Rate (the "excess interest"), the Borrower stipulates that such payment and collection will have been and will be deemed to have been, to the fullest extent permitted by applicable Laws, the result of mathematical error on the part of the Borrower and the Lender, and the Lender shall promptly credit the amount of such excess interest on the principal amount of the outstanding Obligations, or if the principal amount of the Obligations shall have been paid in full, refund the excess interest to the Borrower. In the event that the maturity of the Notes is accelerated by reason of an election of the Lender resulting from any Event of Default or by reason of operation of Subsection 7.3(a), or in the event of any prepayment, then such consideration that constitutes interest under Laws applicable to the Lender may never exceed the Highest Lawful Rate, and excess interest, if any, provided for in the Notes, this Agreement or otherwise shall be cancelled automatically by the Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Lender on the principal amount of the Obligations, or if the principal amount of the Obligations shall have been paid in full, refunded by the Lender to the Borrower.

     All sums paid, or agreed to be paid, to the Lender for the use, forbearance, and detention of the proceeds of the Loans shall, to the extent permitted by applicable Law, be amortized, prorated, allocated, and spread throughout the full term of the Obligations until paid in full so that the actual rate of interest is uniform, but does not exceed the Highest Lawful Rate, throughout the full term hereof.

     2.9 Facility Fees. Upon the execution and delivery of this Agreement by the Lender, the Borrower will pay the Lender a facility fee of $90,000.00.

     2.10 Increase in Borrowing Base Fee. The Borrower shall pay to the Lender as a fee for any increase in the Borrowing Base resulting from redeterminations under Section 2.6 hereof to an amount greater than any previously established Borrowing Base, a fee equal to one percent (1.0%) of the amount by which the Borrowing Base was increased from the amount of the previously established highest Borrowing Base. Any fee arising under this Section is to be paid upon the effective date of the related Borrowing Base increase.

     2.11 Loans to Satisfy Obligations. The Lender may, but shall not be obligated to, make Loans and apply proceeds thereof to the satisfaction of any warranty, representation, covenant or other Obligation of the Borrower contained in this Agreement or the other Loan Documents and which are necessary, in the commercially reasonable opinion of the Lender, to enforce its Rights, protect or preserve the Collateral or the Liens thereon in favor of the Lender and the priorities thereof, or avoid a Material Adverse Effect, and contemporaneously with so doing, the Lender shall furnish the Borrower written notice as to the amount and date of any such Loan. Any funds so advanced and applied shall be evidenced by the Revolving Note, shall be payable on demand and shall bear interest at the Default Rate from the time of the making of such Loan until the time of repayment.

     2.12 Prepayment of Term Note. (a) Except as set forth below in this Subsection 2.12(a), the Borrower shall not have the right and option to prepay all or any part of the principal balance outstanding on the Term Note.

     Beginning with the redetermination of the Borrowing Base for the Borrowing Base Period commencing September 1, 2008, if the Borrowing Base as redetermined by the Lender pursuant to Subsection 2.6(b) is less than $500,000.00 more than the Borrowing Base as determined for the immediately preceding Borrowing Base Period pursuant to Subsection 2.6(b), then the Borrower may elect until the next regularly scheduled redetermination of the Borrowing Base pursuant to Subection 2.6(b) to prepay all or any portion of the principal Debt evidenced by the Term Note.

     Upon any prepayment of the principal Debt evidenced by the Term Note as permitted by this Subsection 2.12(a), the Borrower shall (a) repay in full all Debt evidenced by the Revolving Note and terminate the Revolving Commitment and
(b) as a prepayment penalty, execute and deliver to the Lender a Supplemental Warrant for the purchase of a number of shares of Common Stock which is equal to one share of Common Stock for every $2.00 of principal prepayment. Such Supplemental Warrant shall be in form of Exhibit XV attached hereto and executed and delivered to the Lender at the same time of the corresponding prepayment.

     Except as set forth above in this Subsection 2.12(a), such permitted prepayment shall be without premium or penalty.

     (b) In the event of a Change of Control involving a Person or Group that is not an Affiliate of the Borrower, the Borrower shall prepay the principal balance of the Term Loan then outstanding after any conversions as provided in Section 2.15, along with all accrued unpaid interest. This prepayment shall be made contemporaneously with the consummation of the Change of Control and, notwithstanding anything herein to the contrary, shall be without premium or penalty.

     2.13 Mandatory Prepayment of Revolving Note or Actions in Lieu Thereof. At any time the outstanding principal Debt evidenced by the Revolving Note shall be in excess of the Borrowing Base as then determined, the Borrower shall immediately, but in no event later than thirty (30) days following receipt of written notice given the Lender to the Borrower of such determination, at the Borrower's election: (a) prepay the principal Debt evidenced by the Revolving
Note in an aggregate amount at least equal to such excess, which payment shall be in addition to any principal installment otherwise due during such period;
(b) give written notice to the Lender that the Borrower shall elect to repay such excess in five (5) equal monthly installments; or (c) add to the Borrowing Base additional Oil and Gas Properties (reasonably acceptable to the Lender) sufficient to increase the Borrowing Base to equal the cumulative unpaid principal amount evidenced by the Revolving Note, the determination of the value, title and environmental status of the Oil and Gas Properties so added shall be made by the Lender, at its sole good faith discretion.

     If the Borrower elects to repay such excess in five (5) installments, each of such installments shall equal one-fifth (1/5th) of such excess, the first of such installments shall be due and payable by the Borrower at the same date the Lender receives written notice of the Borrower's election as set forth above and such installments shall thereafter be due and payable by the Borrower monthly on the same day of the month as the first installment was due and payable and shall continue until such excess no longer exists.

     2.14 Net Profits Interests. As consideration for the Loans made by the Lender pursuant to this Agreement, the Borrower agrees to convey to the Lender upon the repayment in full of the Debt evidenced by the Revolving Note and the repayment in full or conversion of the Debt evidenced by the Term Note and confirmation of the title of the Lender to such interest upon conveyance by the Borrower, an undivided five percent (5%) net profits interest in the future production of hydrocarbons from or attributable to the Southern Properties, which conveyance shall be effective as of the date the Debt evidenced by the Revolving Note is repaid in full and the Debt evidenced by the Term Note is repaid in full or converted and evidenced by an instrument substantially in the form attached hereto as Exhibit X.

     As consideration for the Loans made by the Lender pursuant to this Agreement, if the proceeds of any Advance are made to pay or reimburse the Borrower for Dry Hole Costs, Completion Costs or Workover Costs for any oil and gas well located on the Northern Properties, the Borrower agrees to convey to the Lender upon the repayment in full of the Debt evidenced by the Revolving Note and the repayment in full or conversion of the Debt evidenced by the Term Note and confirmation of the title of the Lender to such interest upon conveyance by the Borrower, an undivided five percent (5%) net profits interest in the future production of hydrocarbons from or attributable to the Northern Properties, which conveyance shall be effective as of the date the Debt evidenced by the Revolving Note is repaid in full and the Debt evidenced by the Term Note is repaid in full or converted and evidenced by an instrument substantially in the form attached hereto as Exhibit X.

     Should the Borrower elect, at any time subsequent to the conveyance of the Net Profits Interests, to sell its interest in any of the Subject Properties, then the Borrower agrees to extend to the Lender, by way of prompt written notice setting forth the terms of any such transaction, the right to sell the Net Profits Interests burdening the relevant Subject Properties to be sold by the Borrower on the same terms (including, without limitation, price based on per unit of production) as those for the sale by the Borrower. Such right may be exercised at the sole discretion of the Lender and, should the Lender elect not to exercise such right, the Subject Properties so sold shall be conveyed by way of instrument(s) of conveyance made expressly subject to the Net Profits Interests and the provisions of this Agreement applicable thereto and shall remain subject to the Net Profits Interests.

     2.15 Conversion of Term Note.

     (a) Conversion. At or before the maturity of the Term Loan on the Termination Date, the Lender shall have the option of converting all or a portion of the Five Million Dollar ($5,000,000.00) principal amount of the Term Note into shares of Common Stock, at the Conversion Price in effect on the Conversion Date. So long as the Term Note remains outstanding, the Term Note may be converted as provided in this Section 2.15, provided, however, in no event shall more than five
          (5) conversions be made by the Lender pursuant to this Section 2.15. This conversion shall be made by the Lender delivering to the Borrower notice of the conversion of the Term Note (the "Conversion Notice") in the form attached as Exhibit X. Each conversion shall be made in multiples of One Hundred Thousand Dollars ($100,000.00) of the principal balance of the Term Loan then outstanding or the outstanding principal of the Term Note if less than One Hundred Thousand Dollars ($100,000.00). The Conversion Date of each conversion shall be the date the Conversion Notice is received by the Borrower or such other date as provided in the Conversion Notice. Upon receipt of the Conversion Notice, the Borrower shall (i) cause its transfer agent promptly to issue to the Lender a stock certificate representing the shares of Common Stock issuable to the Lender under this Section 2.15 and (ii) if any principal amount of the Term Note remains outstanding, issue to the Lender a new Term Note dated the Conversion Date in the principal amount equal to the principal balance of the Term Loan then outstanding after the conversion. The Borrower shall pay all accrued unpaid interest on the Term Loan through the Conversion Date on that date or, if the Conversion Date is not a scheduled interest payment date, the next payment date.

     (b) Adjustment of Conversion Price; Number of Shares Issued. From the Closing Date until conversion of all of the principal amount of the Term Note or its repayment at maturity, the Conversion Price shall be subject to adjustment when and as provided in the Antidilution Provisions. In the event of a partial conversion of the Term Note, the Conversion Price shall thereafter be subject to adjustment as provided in the Antidilution Provisions with respect to future conversions. Upon conversion of the Term Note, the number of shares of Common Stock to be issued to the Lender shall be the number of shares obtained by dividing the principal amount of the Term Note being converted as provided in the Conversion Notice by the Conversion Price in effect on the Conversion Date. No fractional shares of Common Stock shall be issued, and, in lieu of issuing a fractional share, the Borrower shall pay to the Lender the portion of the principal amount of the Term Note not converted into Common Stock because the fraction of a share was not issued. The Borrower agrees to comply with all of the covenants and other provisions set forth in the Antidilution Provisions.

     (c) Restrictive Legend. Until such time as the shares of Common Stock issued to the Lender pursuant to this Section 2.15 have been registered for transfer pursuant to the Securities Act, the stock certificates representing those shares shall bear the following restrictive legend or a substantially similar legend:

              "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT."

     (d) Registration Rights. The shares of Common Stock issued to the Lender pursuant to this Section 2.15, along with any shares of Common Stock issued upon exercise of the Warrant or a Supplemental Warrant, shall be entitled to the registration rights set forth in the Registration Rights Agreement.

     (e) Compliance with Other Provisions. The Borrower shall comply with its covenants and agreements contained in the Registration Right Agreement and, if issued, the Supplemental Warrant as if those provisions were included in this Agreement. Notwithstanding anything herein to the contrary, the obligation provided in this Subsection 2.15(e) shall remain in force and effect so long has the Lender is holder of the Warrant, the Supplemental Warrant(s) or shares of Common Stock issued to it pursuant to this Section 2.15 or shares of Common Stock issued upon exercise of the Warrant or a Supplemental Warrant.

     2.16 Warrant. As consideration for the Loans made by the Lender pursuant to this Agreement, the Borrower at the Closing, shall (a) execute and deliver to the Lender the Warrant in the form attached herto as Exhibit XIVand (b) execute and deliver with the Lender a Registration Rights Agreement in the form attached hereto as Exhibit XIII. The Borrower shall comply with the terms and provisions of the Warrant and the Registration Rights Agreement so long as that instrument and those agreements remain in force and effect.

     2.17 Increased Costs. (a) If the Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on the Lender's capital or on the capital of the Lender's holding company, if any, as a consequence of this Agreement or the Loan made by such Lender to a level below that which the Lender or the Lender's holding company could have achieved but for such Change in Law (taking into consideration the Lender's policies and the policies of the Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender or the Lender's holding company for any such reduction suffered.

     (b) A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in Subsection 2.17(a) and reasonably detailed calculations therefor shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay the Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

     (c) Failure or delay on the part of the Lender to demand compensation pursuant to this Section 2.17 shall not constitute a waiver of the Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate the Lender pursuant to this Section for any reductions incurred more than one hundred eighty (180) days prior to the date that the Lender notifies the Borrower of the Change in Law giving rise to such reductions and of the Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such reductions is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof.

     2.18 Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Tribunal in accordance with applicable law.

     The Borrower shall pay any Other Taxes to the relevant Tribunal in accordance with applicable law.

     The Borrower shall indemnify the Lender, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Lender as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Tribunal. A certificate of the Lender as to the amount of such payment or liability under this Section and reasonably detailed calculations therefor shall be delivered to the Borrower and shall be conclusive absent manifest error.

     As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Tribunal, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Tribunal evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

                                   ARTICLE 3
                              CONDITIONS PRECEDENT

     3.1 Conditions to Execution by Lender and All Advances. The execution and delivery of this Agreement by the Lender and the making of any Advance pursuant to Sections 2.1 or 2.2 is subject to the fulfillment of the following conditions precedent, with all documents to be delivered to the Lender to be in form and substance satisfactory to the Lender:

     (a) The Lender shall have received the following documents, appropriately executed and acknowledged and in multiple counterparts as requested by the Lender:

               (1)  This Agreement and the Notes executed by the Borrower;

               (2) Certificates of the appropriate Tribunals of the State of Texas, dated reasonably near the Closing Date, to the effect that attached thereto are the certificate of incorporation of the Borrower and all amendments thereto, and that it is duly incorporated and in good standing with respect to the payment of all franchise and similar Taxes;

               (3) A copy of the by-laws of the Borrower and all amendments thereto, accompanied by a certificate issued by the secretary of the Borrower that such copies are correct and complete;

               (4) Certificate of incumbency and signatures of all officers of the Borrower who will be authorized to execute the Loan Documents to which it is a party on its behalf, executed by the secretary of the Borrower;

               (5) A copy of the corporate resolutions of the Borrower, approving the Loan Documents to which it is a party and authorizing the transactions contemplated therein, duly adopted by its board of directors and accompanied by a certificate of the secretary of the Borrower to the effect that such copy is a true and correct copy of resolutions duly adopted by written consent or at a meeting of the board of directors, that such resolutions constitute all the resolutions adopted with respect to such transactions, and that such resolutions have not been amended, modified or revoked in any respect, and are in full force and effect as of the Closing Date;

               (6) A copy of the resolutions of the special committee of the board of directors of the Borrower, evidencing its approval of the matters described in Section 4.2 hereof, duly adopted by such special committee and accompanied by a certificate of the secretary of the Borrower to the effect that such copy is a true and correct copy of resolutions duly adopted by written consent or at a meeting of such special committee of the board of directors, that such resolutions constitute all the resolutions adopted with respect to such matters, and that such resolutions have not been amended, modified or revoked in any respect, and are in full force and effect as of the Closing Date;

               (7) The following documents creating, evidencing and perfecting Liens in favor of the Lender to secure the Obligations:

                    (i) A Mortgage, Collateral Assignment, Security Agreement and Financing Statement from the Borrower in favor of the Lender covering the Subject Properties existing as of the date of this Agreement;

                    (ii) Financing   Statements   from  the  Borrower   covering
                         accounts from the sale of oil and gas produced from such Oil and Gas Properties and equipment and other personal property associated therewith;

                    (iii) undated letter  transfer  orders directed to the party remitting to the Borrower proceeds from the sale of production from such Oil and Gas Properties and instructing that such proceeds be remitted to the Lender for the account of the Borrower;

                    (iv) a Security  Agreement from the Borrower in favor of the
                         Lender covering all of the personal property of the Borrower; and

                    (v) Financing Statements from the Borrower associated with the Security Agreement described in (iv) above.

               (8)  The Registration Rights Agreement executed by the Borrower;

               (9)  The Warrant executed by the Borrower; and

               (10) Such other  agreements,  documents,  instruments,  opinions, certificates, waivers, consents, and evidence as the Lender may reasonably request in compliance with or to accomplish the terms and provisions of any of the Loan Documents;

     (b) The representations and warranties contained in Article 4 shall be true and correct in all material respects on the date of execution of this Agreement;

     (c) No Event of Default or Unmatured Event of Default shall have occurred and be continuing;

     (d) The Lender shall have approved in all respects, at its discretion, the Subject Properties existing as of the date of this Agreement, including, without limitation, title to and the environmental status of such Subject Properties;

     (e)  The Lender  shall have  received  (i) the  facility  fee  pursuant  to
          Section 2.9, (ii) the engineering  fee pursuant to Subsection  2.6(e),
          (iii) any such costs, fees and expenses due under Section 8.3 and for which the Borrower has received an invoice prior to or on the Closing Date and (iv) estimated fees and expenses associated with the filing of the Security Documents;

     (f) The Lender shall have received an insurance certificate as set forth in Section 5.18;

     (g) The Debt of the Borrower owed to Tauren Exploration, Inc. must be repaid in full or converted to Equity Interests;

     (h) The Lender shall have received an opinion of counsel of the Borrower as to due formation and authorization to enter into and enforceability of the Loan Documents; and

     (i) All legal matters incident to the execution of this Agreement shall be reasonably satisfactory to Paul R. Hammon, special counsel for the Lender.

     3.2 Further Conditions to Each Advance Pursuant to Section 2.1. The Lender shall not make any Advance pursuant to Section 2.1 unless the following further conditions are satisfied:

     (a) The representations and warranties contained in Article 4 shall be true and correct in all material respects as of the date of Advance;

     (b) No Event of Default or Unmatured Event of Default shall have occurred and be continuing or will have occurred at the completion of making the Advance;

     (c)  No Material Adverse Effect shall have occurred since the Closing Date;

     (d)  The Lender shall have received a Revolving Facility Borrowing Request;

     (e) The Lender shall have received with the Borrowing Request a list in reasonable detail of the Dry Hole Costs, Completion Costs and Workover Costs to be paid with the proceeds of such Advance and be accompanied by evidence of such Dry Hole Costs, Completion Costs and Workover Costs as is requested by the Lender;

     (f) As to any subsequently acquired Subject Properties, the Lender shall have received all Security Documents (each substantially in the form of the similar instrument given pursuant to Subsection 3.1(a)(8) in connection with the Subject Properties owned by the Borrower as of the date of this Agreement) executed by the Borrower and delivered to the Lender pursuant to Section 5.8; and

     (g) All legal matters incident to the consummation of such Advance shall be satisfactory to the then special counsel for the Lender.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

     To induce the Lender to enter into this Agreement and to make the Advances hereunder, the Borrower represents and warrants to the Lender (which representations and warranties shall survive the delivery of the Notes and the making of the Advances) that:

     4.1 Existence and Good Standing. The Borrower is a corporation, duly organized, legally existing and in good standing under the Laws of the State of Texas and is duly qualified and in good standing as a foreign corporation in all jurisdictions where the failure to be so qualified could result in a Material Adverse Effect.

     4.2 Due Authorization. The execution and delivery by the Borrower of this Agreement and the borrowings hereunder, the execution and delivery by the Borrower of the Notes and the other Loan Documents to which it is a party, the repayment of the Loans and interest and fees provided in the Notes and this Agreement, the issuance of shares of Common Stock upon conversion of the Term Loan and exercise of the Warrant or a Supplemental Warrant and the performance of all Obligations of the Borrower under this Agreement and the other Loan Documents, are within the corporate power of the Borrower, have been duly authorized by all necessary corporate action on behalf of the Borrower and do not (a) require the consent of any Tribunal or other Person which has not been obtained, (b) contravene or conflict with any provision of applicable Law or the certificate of incorporation or by-laws of the Borrower, (c) contravene, conflict with or result in a default under any indenture, instrument, contract or other agreement to which the Borrower is a party or by which its Properties may be presently bound or encumbered the failure to comply with would result in a Material Adverse Effect, or (d) result in or require the creation or imposition of any Lien upon any of the Property of the Borrower, other than Permitted Liens. In addition, the Borrower has disclosed to a special committee of members of its board of directors that contemporaneously or in close proximity in time, the Lender is entering into certain transactions with an Affiliate of Calvin A. Wallen III, the Borrower's Chairman of the Board. After disclosure of the material facts relating to these transactions, such special committee has reviewed and considered such transactions, determined that such transactions are arm's length and recommended to the full board of directors that the Borrower enter into, execute and deliver this Agreement and the Loan Documents and the consummation of the transactions provided herein and therein.

     4.3 Valid and Binding Obligations. This Agreement and the other Loan Documents constitute valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as limited by Debtor Relief Laws.

     4.4 Scope and Accuracy of Financial Statements. The Financial Statements of the Borrower as of September 30, 2006, including any schedules and notes pertaining thereto, which have been delivered to the Lender have been prepared in accordance with GAAP and fairly and accurately present the financial condition and the results of the operations thereof in all material respects, as of the dates and for the periods stated therein.

     4.5 Liabilities and Litigation. The Borrower does not have any material liabilities of any nature, direct or contingent, other than the Obligations; and the Borrower is not in default with respect to any such material liabilities or any material agreements by which it is bound which could reasonably be expected to have a Material Adverse Effect.

     There is no judgment  against  the  Borrower,  nor,  except as set forth on
Schedule 4.5 attached hereto, is there any Litigation or other action of any nature pending before any Tribunal or, to the knowledge of the Borrower, threatened against or affecting the Borrower or its Property.

     4.6 Title to Assets. The Borrower has Marketable Title to all of the Subject Properties set forth on Exhibits VI and VIII attached hereto, free and clear of all Liens, except for Permitted Liens.

     4.7 Existing  Subject  Properties.  The Oil and Gas Properties set forth on
Exhibit V hereto are all of the Oil and Gas Properties owned by the Borrower in the Southern Area as of the date of this Agreement. The Oil and Gas Properties set forth on Exhibit VII hereto are all of the Oil and Gas Properties owned by the Borrower in the Northern Area as of the date of this Agreement.

     4.8 Authorizations and Consents. No authorization, consent, approval, exemption, franchise, permit or license of, or filing (except for filings required to perfect and maintain perfection of the Liens created by the Security Documents) with, any Tribunal or any third Person is required to authorize, or is otherwise required in connection with, the valid execution, delivery and performance by the Borrower of this Agreement, the other Loan Documents to which it is a party or any other agreement contemplated hereby or the repayment by the Borrower of the Obligations.

     4.9 Compliance with Laws. Neither the business nor any of the activities of the Borrower as presently conducted violates any applicable Law, the result of which violation would have a Material Adverse Effect. The Borrower possesses all licenses, approvals, registrations, permits and other authorizations necessary to enable it to carry on its businesses in all material respects as now conducted. All such licenses, approvals, registrations, permits and other authorizations are in full force and effect. Furthermore, the Borrower does not have any reason to believe that it will be unable to obtain the renewal of any such licenses, approvals, registrations, permits and other authorizations in due course.

     4.10 Proper Filing of Tax Returns and Payment of Taxes Due. The Borrower has duly and properly filed all Tax returns which are required to be filed and has paid all Taxes due pursuant to such returns or pursuant to any assessment received, except such Taxes, if any, as are being Contested in Good Faith. The charges and reserves on the Borrower's books with respect to any Taxes are adequate, and the Borrower does not owe any deficiency or additional assessment in a material amount in connection with Taxes.

     4.11 ERISA Compliance.

     (a) The Borrower has complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

     (b) Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

     (c) No act, omission or transaction has occurred which could result in imposition on the Borrower (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to section 502(c), (i) or (1) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

     (d) No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974. No liability to the PBGC (other than for the payment of current premiums which are not past due) by the Borrower has been or is expected by the Borrower to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

     (e) Full payment when due has been made of all amounts which the Borrower is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

     (f) The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Borrower's most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.

     (g) The Borrower does not sponsor, maintain or contribute to an employee welfare benefit plan, as defined in section 3(l) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by Borrower in its sole discretion at any time without any material liability.

     (h) The Borrower does not sponsor, maintain or contribute to, or has at any time in the preceding six calendar years, sponsored, maintained or contributed to, any Multiemployer Plan.

     (i)  The Borrower is not  required to provide  security  under  section 401
          (a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

     4.12 Investment Company Act Compliance. The Borrower is not an "investment company" or directly or indirectly controlled by or acting on behalf of any Person which is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     4.13 Lien Priority. The Liens created in favor of the Lender under the Security Documents will create Liens to secure the Obligations in favor of the Lender, which, once perfected, will be subject to no prior, superior or equal Liens, subject only to Permitted Liens.

     4.14 Use of Proceeds. All proceeds of Advances made pursuant to this Agreement shall be used generally as set forth in Section 2.4 of this Agreement and specifically as represented by the Borrower in each Revolving Facility Borrowing Request. The proceeds of any Advance are not and will not be used directly or indirectly for the purpose of purchasing or carrying, or for the purpose of extending credit to others for the purpose of purchasing or carrying, any "margin stock" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System, as amended; and in violation of Regulations G, U or X.

     4.15 Full Disclosure. All of the Loan Documents and all written statements furnished by or on behalf of the Borrower in connection with the consummation of the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date made or deemed made.

     4.16 Places of Business. The chief executive office and principal place of business of the Borrower is 9870 Plano Road, Dallas, Texas 75238. All records of the Borrower are maintained at such offices.

     4.17 Identification Numbers. The Borrower's Federal employer identification number is 87-0352095 and its organizational identification number is 154912800.

     4.18 Subsidiaries. The Borrower has no Subsidiaries.



                                    ARTICLE 5
                              AFFIRMATIVE COVENANTS

     So long as any Debt evidenced by the Notes remains unpaid or the Lender remains obligated to make Advances, and in absence of written consent of the Lender to the contrary:

     5.1 Maintenance and Access to Records. The Borrower will keep adequate records, in accordance with GAAP, of all of its transactions so that at any time, and from time to time, its true and complete financial condition may be readily determined and, at the Lender's reasonable request, make all such records available for the Lender's inspection and permit the Lender to make and take away copies thereof.

     5.2  Quarterly  Financial  Statements.  The  Borrower  will  deliver to the
Lender, as soon as available but in no event later than sixty (60) days after the end of each of the first three fiscal quarters of the Borrower, quarterly unaudited Financial Statements of the Borrower reflecting the financial condition and results of operations of the Borrower as at the end of such period and from the beginning of such fiscal year to the end of such period, as applicable. Such Financial Statements shall be certified by a Responsible Officer as having been prepared in accordance with GAAP and presenting the financial condition and the results of the operations of the Borrower subject to changes resulting from year-end audit adjustments. Such Financial Statements shall also be accompanied by a certificate of a Responsible Officer showing, in reasonable detail, the Borrower's Derivative Contract position.

     5.3 Annual Financial Statements. Beginning with the fiscal year ending June 30, 2007, the Borrower will deliver to the Lender, as soon as available but in no event later than ninety (90) days after the close of each fiscal year of the Borrower, annual audited Financial Statements of the Borrower reflecting the financial condition of the Borrower, together with a report and opinion issued by Philip Vogel & Co., P.C. or another firm of independent certified public accountants reasonably satisfactory to the Lender, that such Financial Statements fairly present in all material respects the financial position and results of operations of the Borrower for the periods indicated in accordance with GAAP. Such statements shall be accompanied by a certificate of a Responsible Officer showing, in reasonable detail, the Borrower's Derivative Contract position.

     5.4 Compliance Certificates. The Borrower will deliver to the Lender with each Financial Statement of the Borrower delivered pursuant to Sections 5.2 or
5.3 a duly executed Compliance Certificate.

     5.5 Reserve Reports. Commencing August 1, 2007, and semi-annually thereafter, as soon as available but in any event no later than February 1 and August 1 of each year, the Borrower shall deliver to the Lender (a) a report, in form and substance satisfactory to the Lender, prepared by Scotia Group, Inc., or another independent petroleum engineer or firm of engineers reasonably acceptable to the Lender, which report shall set forth, as of January 1 or July 1 of such year respectively, projections of future net income from hydrocarbons classified as Proved Reserves attributable to all of the Subject Properties and
(b) such other information concerning such Oil and Gas Properties as the Lender may request, including, without limitation, engineering, geological and performance data.

     5.6 EDGAR Filings. The Borrower will deliver to the Lender promptly following the filing thereof, written notice of each document filed with EDGAR pertaining to the Borrower.

     5.7 Sales and Production Reports. The Borrower will deliver to the Lender, as soon as available and in any event within thirty (30) days after the end of each calendar month, a report summarizing, as requested by the Lender, (a) the gross volume of sales and actual production during such month from all of the Subject Properties and current prices being received for such production, (b) the related severance, gross production, occupation, excise, sales, recording, ad valorem, gathering and other similar taxes, if any, deducted from gross proceeds during such month, (c) production or take or pay imbalances and (d) leasehold operating expenses and drilling expenditures attributable thereto and incurred during such month.

     5.8 Subject Areas Information. The Borrower will provide access to the Lender, promptly upon the Lender's written request from time to time to such information relating to the Subject Areas and any of the Subject Properties, including, without limitation, (a) all options to acquire Oil and Gas Properties, Oil and Gas Properties and all other contracts relating to the Subject Areas, (b) detailed maps of the Subject Areas, (c) title materials relating to the Subject Areas, and (d) AFEs, drilling reports, well tests, or completion reports relating to any wells located within any of the Subject Areas. Promptly upon the Lender's written request, the Borrower will furnish copies of any such information to the extent that it is reasonable do so.

     The Borrower will deliver to the Lender, on or before the first (1st) day of each calendar quarter (or the next Business Day should the first (1st) day of the relevant calendar quarter not be a Business Day), a report, in form and substance reasonably acceptable to the Lender, of the drilling activity by the Borrower in the Subject Areas during the previous calendar quarter, including, without limitation, pre-drill estimated costs, reserves and probability of success compared to the actual costs and reserves determined post-drill.

     5.9 Liens on Newly Acquired Property. From time to time, but not less than once every calendar month, the Borrower shall execute and deliver, as security for the payment of the Notes and the performance of the Obligations of the Borrower under this Agreement, such Security Documents (each substantially in the form of the similar instruments given pursuant to Subsection 3.1(a)(8) in connection with the Property owned by the Borrower as of the date of this Agreement) as necessary to create a Lien which, once perfected, will be subject to no prior, superior or equal Liens, (subject to Permitted Liens) on all Subject Properties acquired by the Borrower and not already encumbered by the Security Documents.

     5.10 Title Opinions. Upon the request of the Lender, the Borrower shall have had prepared, division order title opinions in form and substance reasonably satisfactory to the Lender, evidencing the Borrower's Marketable Title to any of the Subject Properties to which Proved Developed Producing Reserves are attributed.

     5.11 Statement of Material Adverse Effect. The Borrower will deliver to the Lender, promptly upon any officer of the Borrower having knowledge of any Event of Default or event or condition (except for events or conditions as to the economy of the United States as a whole or the oil and gas industry as a whole) causing or likely to cause a Material Adverse Effect, a statement of a Responsible Officer, setting forth the Event of Default or event or condition causing or likely to cause a Material Adverse Effect and the steps being taken with respect thereto.

     5.12 Title Defects. Other than Permitted Liens, the Borrower will clear any title defects to the Subject Properties or Mortgaged Properties material in value, in the sole reasonable opinion of the Lender, and, in the event any such title defects are not cured in a timely manner, pay all related costs and fees incurred by the Lender to do so.

     5.13 Additional Information. The Borrower will furnish to the Lender, promptly upon the Lender's request from time to time, such additional financial or other information concerning the assets, liabilities, operations and transactions of the Borrower, as the Lender may reasonably request.

     5.14 Compliance with Laws and Payment of Taxes. The Borrower will comply in all material respects with all Laws and pay all Taxes, claims for labor, supplies, rent and other obligations which, if unpaid, might become a Lien against any of the Subject Properties or Mortgaged Properties, except any of the foregoing being Contested in Good Faith.

     5.15 Maintenance of Existence and Good Standing. The Borrower will maintain its corporate existence or qualification and good standing in its jurisdiction of incorporation and in all jurisdictions wherein the Property owned or business conducted by the Borrower makes such qualification necessary.

     5.16 Further Assurances. The Borrower will promptly cure any defects, errors or omissions in the execution and delivery of the Loan Documents and, upon notice, take such other action and immediately execute and deliver to the Lender all such other and further instruments as may be reasonably required or desired by the Lender from time to time in compliance with the covenants and agreements made in this Agreement and the other Loan Documents, including, without limitation, taking such action as may be required to cure or correct any defects in title to any Mortgaged Properties (other than such defects in title which are Permitted Liens) and to create, perfect and maintain Liens on the Collateral and all other Property intended as security for the Obligations.

     5.17 Maintenance of Tangible Property. The Borrower will maintain, or to the extent that the right of operating is vested in others, will exercise its best efforts to require the operator to maintain, all of the producing Mortgaged Properties in good repair and working order and make all necessary replacements thereof and operate the Mortgaged Properties in a good and workmanlike manner.

     5.18 Maintenance of Insurance. The Borrower will maintain insurance with respect to the Mortgaged Properties and business against such liabilities, casualties, risks and contingencies and in such amounts as are customarily maintained in the industry. Such insurance shall name the Lender as an additional insured and loss payee. The Borrower will furnish to the Lender, on the Closing Date and annually thereafter, certificates evidencing such insurance.

     5.19  Right  of  Inspection.   The  Borrower  will  permit  any  authorized
representative of the Lender at its sole risk and expense to visit and inspect any Collateral at such reasonable times and as often as the Lender may request.

     5.20 Notice. The Borrower will immediately notify the Lender of (a) the receipt of any notice from, or the taking of any action by, the holder of any promissory note or other evidence of Debt of the Borrower in the aggregate principal amount in excess of $25,000.00 with respect to a claimed default, together with a statement specifying the notice given or other action taken by such holder and what action the Borrower is taking or proposes to take with respect thereto; (b) any legal, judicial or regulatory proceedings affecting the Borrower in which the amount involved is material and is not covered by insurance or that would, if adversely determined, have a Material Adverse Effect; (c) any dispute between the Borrower and any Tribunal or any Person that would, if adversely determined, have a Material Adverse Effect; (d) information that in any way relates to or affects the filing of any financing statement or other security instrument for the purpose of perfecting or continuing a Lien on the Collateral; (e) any event that materially and adversely affects the Collateral or the Rights of the Lender with respect to such Collateral; (f) the occurrence of any Event of Default; and (g) any event or condition (except for events or conditions to the economy of the United States as a whole or the oil and gas industry as a whole) which could reasonably be expected to cause a Material Adverse Effect.

     5.21 Collateral Protection. The Borrower will purchase and maintain in effect hydrocarbon price hedging contracts in volumes, for periods of time and with counterparties satisfactory to the Lender.

     Any Debt to the Lender or any Affiliate of the Lender incurred under any Derivative Contract shall be treated as an Obligation pari passu and secured pro rata under the Security Documents with all Obligations otherwise incurred hereunder or under the other Loan Documents. Borrower covenants and agrees the payment on each and all of such Derivative Contracts with the Lenders or its Affiliates is and shall be secured by Liens on the Collateral under the Security Documents.

     5.22 ERISA Information and Compliance. The Borrower will promptly furnish to the Lender (i) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (ii) immediately upon becoming aware of the occurrence of any ERISA Event or of any "prohibited transaction," as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by a Responsible Officer specifying the nature thereof, what action the Borrower is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC, with respect thereto, and
(iii) immediately upon receipt thereof, copies of any notice of the PBGCs intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer Plan), the Borrower will
(i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and
(ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

     5.23 Drilling, Completing and Workover Obligations. The Borrower will attempt to and finish all operations in connection with the completion of the Johnson 19 Well in the Cotton Valley and Hosston formations and equipping such Well for production on or before July 15, 2007.

     The Borrower will attempt to and finish all operations in connection with the completion of the Johnson 20 Well in the Cotton Valley and Hosston formations and equipping such Well for production on or before July 15, 2007.

     The Borrower will attempt to and finish all operations in connection with the completion of the Johnson 29 Well in the Cotton Valley and Hosston formations and equipping such Well for production on or before July 15, 2007.

     The Borrower will attempt to and finish all operations in connection with the workover of the Kraemer 24 Well to increase hydrocarbon production in the Cotton Valley formation, the completion of such Well in the Hosston formation and equipping such Well for production on or before July 15, 2007.

     The Borrower will attempt to and finish all operations in connection with the workover of the Moseley 25 Well to increase hydrocarbon production in the Cotton Valley formation, the completion of such Well in the Hosston formation and equipping such Well for production on or before July 15, 2007.

     The Borrower will attempt to and finish all operations in connection with the workover of the Moseley 26 Well to increase hydrocarbon production in the Cotton Valley formation, the completion of such Well in the Hosston formation and equipping such Well for production on or before July 15, 2007.

     The Borrower will attempt to and finish all operations in connection with the drilling of all three Wells contemplated by Subsection 2.4(b)(vii) and, if successful, the completion and equipping for production of such Wells on or before July 15, 2007.

     5.24 Reservation of Shares; Valid Issuance. At all times, the Borrower shall reserve a sufficient number of authorized, but unissued shares of Common Stock to permit conversion of the Term Note at the Conversion Price then in effect. This obligation shall be in addition to the Borrower's obligation to reserve shares of Common Stock for exercise of the Warrant or a Supplemental Warrant as provided in those respective instruments. All shares of Common Stock issued upon conversion of the Term Loan as provided in Section 2.15 shall be duly authorized, validly issued, fully paid and non-assessable with no liability on the part of the holders thereof.

                                    ARTICLE 6
                               NEGATIVE COVENANTS

     So long as any Debt evidenced by the Notes remains unpaid or the Lender remains obligated to make Advances, and in the absence of written consent of the Lender to the contrary:

     6.1 Other Debt of Borrower. The Borrower will not incur, create, assume or suffer to exist any Debt except: (a) Loans hereunder, (b) unsecured current accounts payable incurred in the ordinary course of business, provided such accounts are paid timely or within ninety (90) days of the due date or are being Contested in Good Faith, (c) pursuant to Derivative Contracts required or allowed under this Agreement or (d) other Debt not exceeding $250,000.00 in the aggregate at any one time. .

     6.2 Derivative Contracts. The Borrower shall not enter into or in any manner be liable under any Derivative Contract except:

     (a)  Derivative Contracts as required under Section 5.21;

     (b) Derivative Contracts entered into with the purpose and effect of hedging prices on hydrocarbons attributable to the Borrowing Base Properties and expected to be produced by the Borrower provided that at all times: (i) the aggregate of all such Derivative Contracts limits or reduces such market price risk for a term of no more than twenty-four (24) months; (ii) no such contract, when aggregated with all Derivative Contracts permitted under this Section 6.2 and/or required under Section 5.21 requires the Borrower to deliver more than seventy-five percent (75%) of total estimated hydrocarbons to be produced for any month from the proved developed producing Oil and Gas Properties as so designated in the most recent reserve report furnished by the Borrower under this Agreement; (iii) each such contract shall be with an Acceptable Counter-party; and (iv) no such contract with a counter-party other than the Lender or Affiliate of the Lender requires the Borrower to put up money, letters of credit, assets, or any other security against the event of its nonperformance prior to actual default by the Borrower in performing obligations thereunder; and

     (c) Derivative Contracts entered into with the purpose and effect of hedging interest rates on a principal amount of Debt of the Borrower that is accruing interest at a variable rate, provided that (i) the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding Debt of Borrower to be hedged by such contract and in no event shall the term of such contract extend beyond the Termination Date; (ii) each such contract shall be with an Acceptable Counter-party; and
          (iii) no such contract with a counter-party other than the Lender or Affiliate of the Lender requires the Borrower to put up money, letters of credit, assets, or any other security against the event of its nonperformance prior to actual default by the Borrower in performing obligations thereunder.

     6.3 Guaranty of Payment or Performance The Borrower will not guarantee any contract or otherwise be or become liable in connection with any obligation of any Person, except that the foregoing restriction shall not apply to endorsements of instruments for collection in the ordinary course of business.

     6.4 Loans, Advances or Investments. The Borrower will not make or agree to make or allow to remain outstanding any Investment, including, without limitation, any loans or advances or the purchase (for cash or securities) of all or a substantial part of the Property or capital stock of any Person, except
(a) advances or extensions of credit in the form of accounts receivable incurred in the ordinary course of business and upon terms common in the industry for such accounts receivable or (b) Liquid Investments.

     6.5 Mortgages or Pledges of Assets. The Borrower will not create, incur, assume or permit to exist any Lien on any of its Oil and Gas Properties (now owned or hereafter acquired), except Permitted Liens.

     6.6 Cancellation of Insurance. The Borrower will not allow any insurance policy required to be carried hereunder to be terminated or lapse or expire without provision for adequate renewal or replacement thereof.

     6.7 Sales of Property. The Borrower will not sell, transfer or otherwise dispose of, in one or any series of transactions, any of the Subject Properties.

     6.8 Dividends and Distributions. Except for the issuance of Common Stock as a result of the grant or exercise of options granted pursuant to the Stock Option Plan, the Borrower will not declare, pay or make, whether in cash or other Property, any dividend or distribution on, or purchase, redeem or otherwise acquire for value, any share of its capital stock.

     6.9 Changes in Company Structure. The Borrower will not enter into any transaction of consolidation, merger or amalgamation; liquidate, wind up or dissolve (or suffer any liquidation or dissolution); or convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its Property or business.

     6.10 Payment of Accounts Payable. The Borrower will not allow any account payable to be in excess of ninety (90) days past due and be non-current, except such as are being Contested in Good Faith.

     6.11 Transactions with Affiliates. The Borrower will not directly or indirectly, enter into any transaction (including the sale, lease or exchange of Property or the rendering of service) with any of its Affiliates, other than upon fair and reasonable terms no less favorable than could be obtained in an arm's length transaction with a Person which was not an Affiliate.

     6.12 Nature of Business. The Borrower will not make any material change in the character of its business as carried on at the date hereof.

     6.13 Negative Pledge Agreements. The Borrower will not create, incur, assume or permit to exist any contract, agreement or understanding (other than this Agreement or the Security Instruments) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property, or which requires the consent of or notice to other Persons in connection therewith.

     6.14 Gas Imbalances, Take-or-Pay or Other Prepayments. The Borrower will not allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Borrower which would require the Borrower to deliver hydrocarbons produced on Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.

     6.15 No Subsidiaries. The Borrower will not own any Subsidiaries.

     6.16 ERISA Compliance. The Borrower will not at any time:

     (a) engage in any transaction in connection with which the Borrower could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (1) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;

     (b) terminate any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to the Borrower to the PBGC;

     (c) fail to make full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower is required to pay as contributions thereto;

     (d) permit to exist any accumulated funding deficiency within the meaning of Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan;

     (e) permit the actuarial present value of the benefit liabilities under any Plan maintained by the Borrower which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities (the term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA);

     (f)  contribute   to  or  assume  an   obligation   to  contribute  to  any
          Multiemployer Plan;

     (g) acquire an interest in any Person that causes such Person to become an ERISA Affiliate with respect to Borrower if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (i) any Multiemployer Plan, or (ii) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities;

     (h) incur a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA;

     (i) contribute to or assume an obligation to contribute to any employee welfare benefit plan, as defined in section 3(l) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; or

     (j) amend a Plan resulting in an increase in current liability such that the Borrower is required to provide security to such Plan under section 401 (a)(29) of the Code.

                                    ARTICLE 7
                                EVENTS OF DEFAULT

     7.1 Events of Default. The occurrence of any of the following events shall constitute an Event of Default:

     (a) The Borrower shall fail to pay when due any installment of principal or interest on any of the Notes or any charge payable under this Agreement;

     (b) Default shall occur in the due observance or performance of any affirmative covenant required in this Agreement, the Notes, any of the Security Documents or any of the other Loan Documents, and such default shall remain unremedied for in excess of thirty (30) days after the earlier of (i) notice given by the Lender, or (ii) actual knowledge thereof by the Borrower;

     (c) Default shall occur in the due observance or performance of any negative covenant required in this Agreement, the Notes, any of the Security Documents or any of the other Loan Documents;

     (d) Any Financial Statement, representation, warranty or certificate made or furnished by or on behalf of the Borrower to the Lender in connection with this Agreement or other Loan Document, or as an inducement to the Lender to enter into this Agreement, or in any instrument furnished in compliance with or in reference to this Agreement or any other Loan Document, shall be materially false, incorrect, or incomplete at or as of the time made;

     (e) Default shall be made by the Borrower (as principal or guarantor or other surety) in payment or performance of any bond, debenture, note or other evidence of Debt for borrowed money having an outstanding principal amount in excess of $25,000.00, or under any credit agreement, loan agreement, indenture, promissory note or similar agreement or instrument executed in connection with any of the foregoing, and such default shall remain unremedied for in excess of the period of grace, if any, with respect thereto, with the effect of accelerating the maturity of any such Debt or establishing a right to accelerate the maturity of such Debt;

     (f) The Borrower shall file a petition seeking relief for itself under Debtor Relief Laws, or file an answer consenting to, admitting the material allegations of or otherwise not controverting, or fail timely to controvert a petition filed against it seeking relief under Debtor Relief Laws;

     (g) An order for relief shall be entered against the Borrower under any Debtor Relief Laws, which order is not stayed, or upon the entry of an order, judgment or decree by operation of Law or by a court of competent jurisdiction which is not stayed, ordering relief against the Borrower under, or approving as properly filed, a petition seeking relief against any such Person under the provisions of any Debtor Relief Laws, or appointing a receiver, liquidator, assignee, sequestrator, trustee or custodian of the Borrower or of any substantial part of its Property, or ordering the reorganization, winding up or liquidation of any the Borrower's affairs, or upon the expiration of sixty (60) days after the filing of any involuntary petition against the Borrower seeking any of the relief specified in the preceding Subsection or this Subsection without the petition being dismissed prior to that time;

     (h) The Borrower shall (i) make a general assignment for the benefit of its creditors, (ii) consent to the appointment of or taking possession by a receiver, liquidator, assignee, sequestrator, trustee or custodian of such Person or any substantial part of its Property,
          (iii) admit insolvency or inability to pay its debts generally as such debts become due, (iv) fail generally to pay its debts as such debts become due, or (v) take any action (or an action shall be taken by its directors or majority stockholders) looking to the dissolution or liquidation of it;

     (i) Final judgment for the payment of money in excess of $25,000.00 shall be rendered against the Borrower and such judgment shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed;

     (j) The Security Documents shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, cease to create a valid Lien of the priority required thereby on any of the Collateral purported to be covered thereby, or, upon perfection, cease to be a perfected Lien on any of the Collateral purported to be covered thereby, or the Borrower or any other Person who may have granted or purported to grant such Lien shall so state in writing;

     (k) A judgment creditor of any Person who is the owner of any of the Collateral shall obtain possession of any of the Collateral by any means, including, without limitation, levy, attachment or self help;

     (l) The validity or enforceability of any of the Loan Documents shall be contested by the Borrower or the Borrower shall deny that it has any or further liability or Obligation under any of the Loan Documents or allege that any of the Loan Documents shall be construed or enforced other than in accordance with their terms;

     (m) The Borrower shall have concealed, removed, or permitted to be concealed or removed, any part of its Property with the intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its Property which is fraudulent under any Debtor Relief Laws (except for such transfers in favor of the Lender); or shall have made any transfer (other than in the ordinary course of business) of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid;

     (n)  A Material Adverse Effect shall have occurred since the Closing Date;

     (o) There occurs any Change of Control or a change of management such that any of the Current Management shall cease or fail for any reason to serve and function in their current capacity as an executive officer of the Borrower and shall not be succeeded in such position by a Person acceptable to the Lender.


     7.2 Rights Upon Occurrence of Unmatured Event of Default . At any time that there exists an Unmatured Event of Default, any obligation of the Lender hereunder to make Advances to or for the benefit of the Borrower shall be suspended unless and until the Lender shall reinstate the same in writing, the Unmatured Event of Default shall have been waived by the Lender or the relevant Unmatured Event of Default shall have been remedied prior to the ripening into an Event of Default.

     7.3 Rights Upon Occurrence of an Event of Default.

     (a)  Upon the  occurrence of any Event of Default  specified in Subsections
          (f), (g), (h) or (m) of Section 7.1,  immediately  and without notice,
          (i) all Obligations evidenced by the Notes shall immediately become due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are expressly waived by the Borrower and (ii) all obligations of the Lender, if any, under this Agreement shall immediately and automatically cease and terminate unless and until the Lender shall reinstate any such obligation in writing.

     (b) Upon the occurrence and at any time during the continuance of any other Event of Default, (i) all obligations of the Lender, if any, under this Agreement shall immediately and automatically cease and terminate unless and until the Lender shall reinstate any such obligation in writing and (ii) the Lender may by written notice to the Borrower declare all Obligations evidenced by the Notes to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intention to accelerate, notice of acceleration or other notice of any kind, all of which are expressly waived by the Borrower.

     (c) The Borrower acknowledges and understands that under the Laws of the State of Texas, unless waived, the Borrower has the right to notice of the Lender's intent to accelerate the Obligations evidenced by the
          Notes, the right to notice of the actual acceleration of the Obligations evidenced by the Notes, and the right to presentment of the Notes by the Lender's demand for payment. The Borrower acknowledges that it understands that it can waive these rights and by the Borrower's execution of this Agreement it agrees to waive its right to notice of intent to accelerate, its right to notice of acceleration, and its right to presentment or other demand for payment.

     (d) In addition to the foregoing, upon the occurrence of any Event of Default, the Lender may exercise any or all of the Rights provided in any or all of the Loan Documents.

                                    ARTICLE 8
                                  MISCELLANEOUS

     8.1 Notices. Any notice required or permitted to be given under or in connection with this Agreement or any of the other Loan Documents (except as may otherwise be expressly required therein) shall be in writing and shall be mailed by certified mail, return receipt requested, postage prepaid, or sent by telex, telegram, telecopy, facsimile, electronically by e-mail or other similar form of rapid transmission confirmed by mailing (by certified mail, return receipt requested, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or personally delivered to an officer of the receiving party. All such communications shall be mailed, sent, delivered, faxed or e-mailed,

     (a)  if to the Borrower to:

                                  Cubic Energy, Inc.
                                  9870 Plano Road
                                  Dallas, Texas 75238
                                  Attn: James L. Busby
                                  Telephone: (972) 681-8047
                                  Fax: (972) 681-9687
                                  e-mail: jay@cubicenergyinc.com

or to such other address or to such individual's or department's attention as the Borrower may have furnished the Lender in writing; and

     (b)  if to the Lender to:

                                   Wells Fargo Energy Capital, Inc.
                                   1000 Louisiana
                                   9th Floor
                                   MAC T5002-090
                                   Houston, Texas 77002
                                   Attn: Gary Milavec
                                   Telephone: (713) 319-1612
                                   Fax:  (713) 652-5874
                                   e-mail:  milavega@wellsfargo.com

or to such other address or to such individual's or department's attention as the Lender may have furnished the Borrower in writing.

     Any communication so addressed and mailed shall be deemed to be given when so mailed, and any notice so sent by rapid transmission is acknowledged, and any communication so delivered in person shall be deemed to be given when receipted for or actually received by an authorized officer of the Borrower or the Lender, as the case may be.

     8.2 Amendments and Waivers. Any provision of this Agreement or any of the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Lender (and/or any other Person which is a party to any Loan Document being amended or with respect to which a waiver is being obtained).

     8.3 Expenses,  Indemnity; Damage Waiver.

     (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Lender, including, without limitation, the reasonable fees, charges and disbursements of counsel and other outside consultants for the Lender in connection with the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Lender with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated),
          (ii) all costs, expenses, Taxes, assessments and other charges incurred by the Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Document or any other document referred to therein, (iii) upon the occurrence and continuation of an Unmatured Event of Default or Event of Default, all out-of-pocket expenses incurred by the Lender, including the fees, charges and disbursements of any counsel for the Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 8.3, or in connection with the Loans made hereunder, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

     (b) THE BORROWER SHALL INDEMNIFY THE LENDER, AND EACH RELATED PARTY OF THE LENDER (EACH SUCH PERSON BEING CALLED AN "INDEMNITEE") AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (ii) THE FAILURE OF THE BORROWER, ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR

          COVENANT OF THE BORROWER OR ANY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN OR THE USE OF THE PROCEEDS
          THEREFROM, (v) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (vi) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND ITS SUBSIDIARIES BY THE BORROWER AND ITS SUBSIDIARIES, (vii) ANY ASSERTION THAT THE LENDER WAS NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY DOCUMENTS, (viii) ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (ix) THE BREACH OR
          NON-COMPLIANCE BY THE BORROWER OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY, (x) THE PAST OWNERSHIP BY THE BORROWER OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (xi) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES,
          (xii) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR (xiii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xiv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE, WILFUL MISCONDUCT OR VIOLATION OF LAW OF SUCH INDEMNITEE.

     (c) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof.

     (d) All amounts due under this Section 8.3 shall be payable promptly after written demand therefor.

     8.4 Survival of Agreements. All representations and warranties of the Borrower herein or in the other Loan Documents and all covenants and agreements not fully performed before the effective date or dates of this Agreement or the other Loan Documents shall survive such date or dates.

     8.5 Successors and Assigns. All covenants and agreements by or on behalf of the Borrower in this Agreement and all of the other Loan Documents shall bind its legal representatives, successors and assigns and shall inure to the benefit of the Lender and its legal representatives, successors and assigns.

     The Borrower may not assign its respective Rights or Obligations hereunder or under the Notes without the prior consent of the Lender.

     8.6 Invalidity. In the event that any one or more of the provisions contained in this Agreement or any of the other Loan Documents shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other Loan Document.

     8.7 Renewal, Extension or Rearrangement. All provisions of this Agreement and of any other Loan Documents, as presently existing or as they may hereafter be amended, relating to the Notes or other Obligations shall apply with equal force and effect to each and all promissory notes hereinafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Obligations originally evidenced by the Notes or of any part of such other Obligations.

     8.8 Waivers. No waiver by the Lender of any of its Rights under this Agreement, the other Loan Documents or otherwise shall be considered a waiver of any other or subsequent Right. No course of dealing on the part of the Lender, its officers, employees, consultants or agents, nor any failure or delay by the Lender with respect to exercising any Right under any of the Loan Documents shall operate as a waiver thereof.

     8.9 Cumulative Rights. The Rights of the Lender under the Notes, this Agreement and each other Loan Document shall be cumulative, and the exercise or enforcement of any such Right shall not preclude the exercise or enforcement of any other Right.

     8.10 Exhibits; Conflicts. The exhibits attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein. In the event of any direct conflict between any of the provisions of such exhibits or any of the other Loan Documents and the provisions of this Agreement, the provisions of this Agreement shall prevail.

     8.11 Titles of Articles, Sections and Subsections. All titles or heading to articles, Sections, Subsections or other divisions of this Agreement or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, Sections, Subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

     8.12 Jurisdiction. All actions or proceedings with respect to the Notes, this Agreement or any of the other Loan Documents may be instituted in the courts of the State of Texas, County of Harris, the United States District Court for the Southern District of Texas, or elsewhere to the extent that jurisdiction shall exist apart from the provisions of this Section, as the Lender may elect. By execution and delivery of this Agreement, the Borrower irrevocably and unconditionally submits to the jurisdiction (both subject matter and personal) of each such court, and irrevocably and unconditionally waives (a) any objection it may now or hereafter have to the laying of venue in any of such courts and
(b) any claim that any action or proceeding brought in any of such courts has been brought in an inconvenient forum. The choice of forum and laying of venue as set forth in this Section 8.12 were negotiated in good faith by the Borrower and the Lender and is a significant term of the bargain between the Borrower and the Lender governed by this Agreement. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section
8.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     8.13 Counterparts. This Agreement may be executed in two or more counterparts and multiple originals of such counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof. Any executed Agreement or any counterpart thereof shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.14 Effectiveness. This Agreement shall not be effective until delivered to, accepted and executed by the Lender and the Borrower.

     8.15 Documents. All Loan Documents and any other certificate, agreement or other document provided or to be provided under the terms hereof shall be in form and substance reasonably satisfactory to the Lender.

     8.16 Rights of Third Person. All provisions of this Agreement are imposed solely and exclusively for the benefit of the Lender and the Borrower. No other Person shall have standing to require satisfaction for such provisions in accordance with their terms or be entitled to assume that the Lender will refuse to perform its obligations hereunder in the absence of strict compliance with any or all thereof, and any or all of such provisions may be freely waived in whole or in part by the Lender at any time if in its sole discretion it deems it advisable to do so.

     8.17 Announcements. Each party covenants and agrees with the other that, subject to applicable law, each party shall promptly advise and consult with the other and obtain the other's written consent before issuing any press release with respect to this Agreement or the transactions described herein.

     8.18 Survival of Certain Covenants. The covenants, agreements and obligations of the Borrower set forth in Sections 2.14, 2.15, 2.17, 2.18 and 8.3 of this Agreement, the Warrant, a Supplemental Warrant or the Registration Rights Agreement shall survive repayment of the Debt evidenced by the Notes until those covenants, agreements and obligations are fully and finally performed.

     8.19 JURY TRIAL WAIVED. THE BORROWER AND THE LENDER HEREBY AGREE THAT THEY SHALL AND HEREBY WAIVE, TO THE FULLEST EXTENT DETERMINED BY LAW, TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER AT LAW OR IN EQUITY, BROUGHT BY ANY OF THEM OR IN ANY MATTER WHATSOEVER WHICH ARISES OUT OF OR IS IN CONNECTION IN ANY ANYWAY WITH THIS AGREEMENT.

     8.20 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF TEXAS (EXCEPT TO THE EXTENT THE LOCATION OR NATURE OF THE COLLATERAL REQUIRES THE APPLICATION OF THE LAWS OF OTHER JURISDICTIONS TO BE APPLIED AS TO MATTERS OF CREATION, PERFECTION AND PRIORITY OF LIENS AND THE RIGHTS OF THE LENDER UPON DEFAULT).

     8.21 Arbitration.

     (a) Arbitration. Upon the demand of any party, any dispute shall be resolved by binding arbitration (except as set forth in (e) below) in accordance with the terms of this agreement. A "dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the loan documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the loan documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the loan documents. Any party may by summary proceedings bring an action in court to compel arbitration of a dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute.

     (b) Governing Rules. Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA commercial arbitration rules. All disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the loan documents. The arbitration shall be conducted at a location in Texas selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a lender of the protections afforded to it under 12 U.S.C. 91 or any similar applicable state law.

     (c)  No  Waiver;  Provisional  Remedies,   Self-Help  And  Foreclosure.  No
          provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or other appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration hereunder.

     (d)  Arbitrator  Qualifications  And Powers;  Awards.  Arbitrators  must be active members of the Texas state bar with expertise in the substantive laws applicable to the subject matter of the dispute. Arbitrators are empowered to resolve disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all disputes in accordance with the substantive law of the state of Texas, (ii) may grant any remedy or relief that a court of the state of Texas could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the federal rules of civil procedure, the Texas rules of civil procedure or other applicable law. Any dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than
          $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

     (e) Judicial Review. Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations
          (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of Texas, and (iii) the parties shall have in addition to the grounds referred to in the federal arbitration act for vacating, modifying or correcting an award the right to judicial review of (a) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (b) whether the conclusions of law are erroneous under the substantive law of the state of Texas. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of Texas.

     (f) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the loan documents or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the loan documents or any relationship between the parties.

     8.22 USA Patriot Act Notice. The Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with such Law.


     8.23 Entire Agreement. This Agreement and the other Loan Documents contain the entire agreement between the parties relating to the transactions contemplated hereby. All prior or contemporaneous understandings, representations, statements and agreements, whether written or oral, are merged herein and superseded by this Agreement. THIS WRITTEN AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed effective as of the date first above written.


                                CUBIC ENERGY, INC.


                                 By: /s/ Calvin A. Wallen III
                                     ------------------------
                                         Calvin A. Wallen III
                                         President



                                WELLS FARGO ENERGY CAPITAL, INC.


                                 By: /s/ Gary Milavec
                                     ------------------------
                                         Gary Milavec
                                         Senior Vice President